EXHIBIT 10.13

Execution Version

CONTRACT OF SALE

BY AND BETWEEN

BIT HIGHLAND PARK APARTMENTS, LLC

CORTONA SELLER

AND

BIT ENCORE AT FOREST PARK APARTMENTS, LLC

ENCORE SELLER

AND

INVESCO ADVISERS, INC.

BUYER

DATED: January 13, 2021

[Certain information marked as [***] has been excluded from Exhibit D to this Exhibit 10.13 because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.]

CONTRACT OF SALE

THIS CONTRACT OF SALE (this “Contract”), dated as of January 13, 2021 (“Effective Date”), is made and entered into by and between BIT HIGHLAND PARK APARTMENTS, LLC, a Delaware limited liability company (“Cortona Seller”), BIT ENCORE AT FOREST PARK APARTMENTS, LLC, a Delaware limited liability company (“Encore Seller”, and collectively with Cortona Seller, “Seller”), and INVESCO ADVISERS, INC., a Delaware corporation (“Buyer”).

EXPLANATORY STATEMENT

A. Cortona Seller is the owner of the Cortona Property (as defined below) and Encore Seller is the owner of the Encore Property (as defined below); and

B. Buyer desires to purchase the Property (as defined below) from Seller and Seller desires to sell the Property to Buyer, all on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10) and other good and valuable consideration in hand paid by Seller to Buyer and by Buyer to Seller on the execution of this Contract, the receipt and sufficiency of which are hereby acknowledged by each of Seller and Buyer, Buyer and Seller hereby agree as follows:

1. DEFINITIONS.

Wherever used in this Contract, the following terms shall have the meanings set forth below:

“Access and Indemnity Agreement” means that certain Access and Indemnity Agreement dated as of December 14, 2020, between Seller and Buyer, as amended.

“Additional Deposit” means the amount of One Million Five Hundred Thousand and No/00 Dollars ($1,500,000.00), and all interest earned thereon, to be paid by Buyer to Escrow Agent.

“Anti-Terrorism Laws” has the meaning assigned to it in Section 8.2.1.

“Bill of Sale” means the form of transfer of certain property attached hereto as Exhibit J.

“Broker” has the meaning assigned to it in Section 12.2.

“Building(s)” means the Cortona Building and the Encore Building.

“Business Day” means Monday through Friday excluding holidays recognized by the State of Missouri.

“Buyer Group” means Buyer, on behalf of itself and its successors and assigns, and its and their affiliates, subsidiaries, divisions, and related business entities, agents, employees, shareholders, partners, members, officers, directors, attorneys, insurers, contractors, consultants, prospective lenders, and representatives of every kind whatsoever.

“Buyer’s Reports” has the meaning assigned to it in Section 3.2.

“Cap Amount” has the meaning assigned to it in Section 7.2.4.

“Casualty” has the meaning assigned to it in Section 9.1.

“Close” means act of settlement under this Contract.

“Closing” means the consummation of Seller’s obligation to sell and Buyer’s obligation to purchase the Property as contemplated in this Contract.

“Closing Date” means January 27, 2021.

“Closing Documents” has the meaning assigned to it in Section 3.1 hereof.

“Condemnation Proceeding” means any proceeding in condemnation, eminent domain, or any written request for a conveyance in lieu thereof, or any notice that such proceedings have been or will be commenced against any portion of the Property.

“Confidential Information” has the meaning assigned to it in Section 3.2.5.

“Cortona Building(s)” means building(s) located on the Cortona Land.

“Cortona Conversion and Sale Restrictive Covenant” means the Conversion and Sale Restrictive Covenant for the Cortona Property in the form attached hereto as Exhibit L.

“Cortona Deed” has the meaning assigned to it in Section 5.2.1.

“Cortona Improvements” means the Cortona Building and any other building, structures (surface and subsurface), and other improvements and fixtures situated on or attached to any parcel of the Cortona Land.

“Cortona Land” means that certain tract(s) or parcel(s) of land described on Exhibit A-1, together with all rights, rights of way, easements, appurtenances, in any manner belonging to, or pertaining to such tract(s) or parcel(s) of land, and all right, title, and interest, if any, of Cortona Seller in and to any and all strips and gores of land located on or adjacent to the Cortona Land, and in and to any roads, streets, and ways, public or private, open or proposed, in front of or adjoining all or any part of the land and serving the land, and all rights of Cortona Seller (if any, and only to the extent assignable) to development of the land granted by any Governmental Authority.

“Cortona Local Property Manager” means the property manager engaged by Cortona Seller to manage and operate the Cortona Property.

“Cortona Names” means all right, title, and interest (if any) of Cortona Seller in and to any name or trade name by which the Cortona Land or Cortona Improvements or any part thereof may be known, including, but not limited to, “Cortona,” and any other rights of Cortona Seller in and to any fictitious names used on the Effective Date for the ownership and operation of the Cortona Property and all registrations for such names to the extent assignable, provided that Cortona Seller makes no representation or warranty with respect to its rights or interests in any Cortona Names.

“Cortona Other Interest” means any interest of Cortona Seller in and to the Cortona Property other than the Cortona Land and the Cortona Improvements or pertaining thereto, including, but not limited to, all of the right, title, and interest of Cortona Seller in and to the following:

(a) Any award made or to be made in lieu of any of Cortona Seller’s interests to be conveyed, including, but not limited to, any award or payment made or to be made (i) for any taking in any Condemnation Proceeding of land lying in the bed of any street, road, highway, or avenue, open or proposed, in front of or adjoining all or any part of the Cortona Land, and (ii) for damage to the Cortona Property or any part thereof by reason of change of grade or closing of any such street, road, highway, or avenue, and (iii) for any taking in a Condemnation Proceeding of any part of the Cortona Property; and

(b) The Cortona Warranties and Cortona Permits to the extent assignable.

“Cortona Permits” mean all licenses, permits, approvals, and certificates used in or relating to or required by a Governmental Authority or by any Legal Requirement in connection with the ownership, occupancy, maintenance, repair, or operation of all or any part of the Cortona Property.

“Cortona Personal Property” means all personal property owned by Cortona Seller, if any, and used for the occupation or operation of all or any part of the Cortona Land or the Cortona Improvements or both, together with (to the extent not constituting a portion of the Cortona Land and Cortona Improvements) all fixtures, furniture, furnishings, carpeting, draperies, fittings, equipment, machinery, apparatus, building materials, appliances and articles, including, but not limited to, all elevators, escalators, boilers, furnaces, heating, ventilating and air-conditioning systems, office furnishings and equipment, building drawings, plans and specifications, building materials and wall partitions, sprinkler and well systems, sewerage systems, electrical equipment, fire prevention and extinguishing apparatus, engineering, maintenance and housekeeping supplies and materials, mowers and edgers and other lawn maintenance equipment and supplies, and other supplies of all kinds used for the maintenance and operation of the Cortona Property and located on the Cortona Land, which are on hand on the Effective Date, subject to such depletion and including such re-supplying as shall occur and be made in the normal course of business, including but not limited to the items, if any, listed on Exhibit B-1; excluding, however, (a) all items of personal property that are the property of Tenants, and (b) the rights of the owner of any equipment leased pursuant to, or owned by parties other than Cortona Seller pursuant to the Cortona Service Contracts.

“Cortona Property” means the Cortona Land, the Cortona Improvements, the Cortona Names, the Cortona Tenant Leases, the Cortona Tenant Deposits, the Cortona Surviving Service Contracts, the Cortona Personal Property, and the Cortona Other Interests.

“Cortona Roof Warranty” means that certain Versico Total Roofing System Warranty with respect to the Cortona Property bearing a date of acceptance by Versico of August 15, 2014.

“Cortona Service Contracts” means all union, service, maintenance, and other contracts respecting leasing, management, maintenance, or operation of the Cortona Property, including, but not limited to, contracts for HVAC, fire alarms, security, sprinkler systems, snow removal, roof maintenance, and management agreements and all leases by which equipment is leased to Cortona Seller and is used for the occupation or operation of the Cortona Property.

“Cortona Surviving Service Contracts” means (i) those Cortona Service Contracts that Buyer does not reject before the expiration of the Study Period pursuant to the terms hereof; (ii) those Cortona Service Contracts Buyer elects to have Cortona Seller terminate but that require payment of any sum or will cause liability to be incurred by Cortona Seller in connection with such termination except to the extent Buyer, at its option, elects to pay any such termination fee or sum as of Closing, (iii) the agreements listed on Exhibit E-1, and (iv) those Cortona Service Contracts that Buyer rejects before the expiration of the Study Period and which are terminated upon thirty (30) days’ notice by Cortona Seller at Closing, but whose term continues for the balance of the thirty (30) day notice period. In no event shall the Cortona Surviving Service Contracts include (a) the property management agreement with the Local Property Manager (or any other party), (b) any asset management agreements with any party, (c) any leasing agreements with any party, or (d) any brokerage agreements with any party, all of which shall be terminated by Cortona Seller effective as of the Closing Date at no cost to Buyer.

“Cortona Tenant Deposits” means all security deposits and pet deposits, if any, made with respect to each of the Cortona Tenant Leases, including accrued interest to the extent required by applicable Law.

“Cortona Tenant Leases” means the leases of the Cortona Building between Cortona Seller, as landlord, and Tenants.

“Cortona Warranties” means, to the extent assignable, each now existing and outstanding guaranty, bond, and warranty concerning the Cortona Land or the Cortona Improvements located thereon or the Cortona Personal Property, all in conjunction with the construction, operation, and/or maintenance of the Cortona Improvements, or arising out of, made, given, or issued, by manufacturers or suppliers, in conjunction with the Cortona Improvements or the Cortona Personal Property, including without limitation, to the extent that Buyer pays the applicable transfer fee and Versico consents to the assignment of the Cortona Roof Warranty to Buyer, the Cortona Roof Warranty.

“Covered Entity” has the meaning assigned to it in Section 8.2.1.

“Damage Limit” has the meaning assigned to it in Section 9.1.1.

“Deposit” means the Initial Deposit together with, if made pursuant to this Contract, the Additional Deposit. The Deposit shall be non-refundable except as otherwise expressly set forth in this Contract.

“Due Diligence Inspections” has the meaning assigned to it in Section 3.2.

“Due Diligence Materials” has the meaning assigned to it in Section 3.1.2.

“Effective Date” means the date set forth on the first page of this Contract.

“Encore Building(s)” means building(s) located on the Encore Land.

“Encore Conversion and Sale Restrictive Covenant” means the Conversion and Sale Restrictive Covenant for the Encore Property in the form attached hereto as Exhibit L.

“Encore Deed” has the meaning assigned to it in Section 5.2.1.

“Encore Improvements” means the Encore Building and any other building, structures (surface and subsurface), and other improvements and fixtures situated on or attached to any parcel of the Encore Land.

“Encore Land” means that certain tract(s) or parcel(s) of land described on Exhibit A-2, together with all rights, rights of way, easements, appurtenances, in any manner belonging to, or pertaining to such tract(s) or parcel(s) of land, and all right, title, and interest, if any, of Encore Seller in and to any and all strips and gores of land located on or adjacent to the Encore Land, and in and to any roads, streets, and ways, public or private, open or proposed, in front of or adjoining all or any part of the land and serving the land, and all rights of Encore Seller (if any, and only to the extent assignable) to development of the land granted by any Governmental Authority.

“Encore Local Property Manager” means the property manager engaged by Encore Seller to manage and operate the Encore Property.

“Encore Names” means all right, title, and interest (if any) of Encore Seller in and to any name or trade name by which the Encore Land or Encore Improvements or any part thereof may be known, including, but not limited to, “Encore,” and any other rights of Encore Seller in and to any fictitious names used on the Effective Date for the ownership and operation of the Encore Property and all registrations for such names to the extent assignable, provided that Encore Seller makes no representation or warranty with respect to its rights or interests in any Encore Names.

“Encore Other Interest” means any interest of Encore Seller in and to the Encore Property other than the Encore Land and the Encore Improvements or pertaining thereto, including, but not limited to, all of the right, title, and interest of Encore Seller in and to the following:

(a) Any award made or to be made in lieu of any of Encore Seller’s interests to be conveyed, including, but not limited to, any award or payment made or to be made (i) for any taking in any Condemnation Proceeding of land lying in the bed of any street, road, highway, or avenue, open or proposed, in front of or adjoining all or any part of the Encore Land, and (ii) for damage to the Encore Property or any part thereof by reason of change of grade or closing of any such street, road, highway, or avenue, and (iii) for any taking in a Condemnation Proceeding of any part of the Encore Property; and

(b) The Encore Warranties and Encore Permits to the extent assignable.

“Encore Permits” mean all licenses, permits, approvals, and certificates used in or relating to or required by a Governmental Authority or by any Legal Requirement in connection with the ownership, occupancy, maintenance, repair, or operation of all or any part of the Encore Property.

“Encore Personal Property” means all personal property owned by Encore Seller, if any, and used for the occupation or operation of all or any part of the Encore Land or the Encore Improvements or both, together with (to the extent not constituting a portion of the Encore Land and Encore Improvements) all fixtures, furniture, furnishings, carpeting, draperies, fittings, equipment, machinery, apparatus, building materials, appliances and articles, including, but not limited to, all elevators, escalators, boilers, furnaces, heating, ventilating and air-conditioning systems, office furnishings and equipment, building drawings, plans and specifications, building materials and wall partitions, sprinkler and well systems, sewerage systems, electrical equipment, fire prevention and extinguishing apparatus, engineering, maintenance and housekeeping supplies and materials, mowers and edgers and other lawn maintenance equipment and supplies, and other supplies of all kinds used for the maintenance and operation of the Encore Property and located on the Encore Land, which are on hand on the Effective Date, subject to such depletion and including such re-supplying as shall occur and be made in the normal course of business, including but not limited to the items, if any, listed on Exhibit B-2; excluding, however, (a) all items of personal property that are the property of Tenants, and (b) the rights of the owner of any equipment leased pursuant to, or owned by parties other than Encore Seller pursuant to the Encore Service Contracts.

“Encore Property” means the Encore Land, the Encore Improvements, the Encore Names, the Encore Tenant Leases, the Encore Tenant Deposits, the Encore Surviving Service Contracts, the Encore Personal Property, and the Encore Other Interests.

“Encore Roof Warranty” means that certain Versico Total Roofing System Warranty with respect to the Encore Property bearing a date of acceptance by Versico of August 7, 2018.

“Encore Service Contracts” means all union, service, maintenance, and other contracts respecting leasing, management, maintenance, or operation of the Encore Property, including, but not limited to, contracts for HVAC, fire alarms, security, sprinkler systems, snow removal, roof maintenance, and management agreements and all leases by which equipment is leased to Encore Seller and is used for the occupation or operation of the Encore Property.

“Encore Surviving Service Contracts” means (i) those Encore Service Contracts that Buyer does not reject before the expiration of the Study Period pursuant to the terms hereof; (ii) those Encore Service Contracts Buyer elects to have Encore Seller terminate but that require payment of any sum or will cause liability to be incurred by Encore Seller in connection with such termination except to the extent Buyer, at its option, elects to pay any such termination fee or sum as of Closing, (iii) the agreements listed on Exhibit E-2, and (iv) those Encore Service Contracts that Buyer rejects before the expiration of the Study Period and which are terminated upon thirty (30) days’ notice by Encore Seller at Closing, but whose term continues for the balance of the thirty (30) day notice period. In no event shall the Encore Surviving Service Contracts include (a) the property management agreement with the Local Property Manager (or any other party), (b) any asset management agreements with any party, (c) any leasing agreements with any party, or (d) any brokerage agreements with any party, all of which shall be terminated by Encore Seller effective as of the Closing Date at no cost to Buyer.

“Encore Tenant Deposits” means all security deposits and pet deposits, if any, made with respect to each of the Encore Tenant Leases, including accrued interest to the extent required by applicable Law.

“Encore Tenant Leases” means the leases of the Encore Building between Encore Seller, as landlord, and Tenants.

“Encore Warranties” means, to the extent assignable, each now existing and outstanding guaranty, bond, and warranty concerning the Encore Land or the Encore Improvements located thereon or the Encore Personal Property, all in conjunction with the construction, operation, and/or maintenance of the Encore Improvements, or arising out of, made, given, or issued, by manufacturers or suppliers, in conjunction with the Encore Improvements or the Encore Personal Property, including without limitation, (i) to the extent that Buyer pays the applicable transfer fee and Versico consents to the assignment of the Encore Roof Warranty to Buyer, the Encore Roof Warranty, and (ii) that certain one-year warranty by Holland Construction Services, Inc. contained in letter to Mr. Mark Milford dated December 4, 2020.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agent” means Commonwealth Title of Dallas, Inc.

“Exception Matter” has the meaning assigned to it in Section 7.2.3.

“Floor Amount” has the meaning assigned to it in Section 7.2.4.

“Governmental Authority” means any federal, state, municipal, or other governmental or quasi-governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign.

“Governmental Body” has the meaning assigned to it in Section 8.2.1.

“Hazardous Material” means any substance, chemical, waste, or material that is or becomes regulated by Governmental Authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness, or reactivity, including, but not limited to, asbestos or any substance containing more than 0.1 percent asbestos, the group of compounds known as polychlorinated biphenyls, flammable explosives, oil, petroleum, or any refined petroleum product.

“Improvements” means the Cortona Improvements and the Encore Improvements.

“Initial Deposit” means the amount of One Million Five Hundred Thousand and No/00 Dollars ($1,500,000.00), and all interest earned thereon, to be paid by Buyer to Escrow Agent by means of a wire transfer of immediately available federal funds to the account designated by Escrow Agent.

“Knowledgeable Party” means Robert Coulman, Seller’s asset manager for the Property. Robert Coulman shall have no personal liability under this Contract or otherwise.

“Land” means the Cortona Land and the Encore Land.

“Law” has the meaning assigned to it in Section 8.2.1.

“Legal Requirement” means all applicable present and future statutes, regulations, rules, ordinances, codes, Permits, orders, plans, authorizations, and similar items, of every Governmental Authority having jurisdiction over the owner of the Property, the Property, or any other legal requirements applicable to the Property, including, without limitation, those pertaining to the use, operation, occupancy, maintenance, repair, and existence of the Property.

“Lien” means any mortgage, security deed, lien, judgment, pledge, conditional sales contract, security interest, past-due taxes, past-due assessments, or similar encumbrance against the Property of a monetary nature, except any of such arising out of actions of Buyer.

“Local Property Manager” means the Cortona Local Property Manager and/or the Encore Local Property Manager, as applicable.

“Local Time” means the local time in St. Louis, Missouri.

“Mold” means mold, mildew, fungus, fungal spores, fragments, metabolites, mycotoxins, volatile organic compounds or other potentially dangerous organisms.

“Mold Condition” means the presence or suspected presence of Mold or any condition(s) that reasonably can be expected to give rise to or indicate the presence of Mold, including observed or suspected instances of water damage or intrusion, the presence of wet or damp wood, cellular wallboard, floor coverings or other materials, inappropriate climate control, discoloration of walls, ceilings, or floors, complaints of respiratory ailment or eye irritation by tenants, employees, or any other occupants or invitees in the Property, or any notice from a Governmental Authority of complaints regarding the indoor air quality at the Property.

“Names” means the Cortona Names and the Encore Names.

“Notice of Breach” has the meaning assigned to it in Section 7.2.2.

“Other Interest” means the Cortona Other Interest and the Encore Other Interest.

“Permits” mean the Cortona Permits and the Encore Permits.

“Permitted Encumbrances” means, subject to Buyer’s rights to review and make objection to the status of title and the Survey as set forth in this Contract, each of the following: (a) the Tenant Leases and the rights of Tenants in possession under the Tenant Leases; (b) all real estate taxes and assessments, both general and special, not yet due and payable as of the Closing Date; (c) zoning ordinances and subdivision regulations and other Legal Requirements; (d) any other title and survey matters approved (or deemed approved) by Buyer in accordance with this Contract; (e) the Cortona Conversion and Sale Restrictive Covenant and the Encore Conversion and Sale Restrictive Covenant; and (f) matters created by Buyer or Buyer’s Group.

“Personal Property” means the Cortona Personal Property and the Encore Personal Property.

“PNC” has the meaning assigned to it in Section 8.1.6.

“Property” means the Cortona Property and the Encore Property.

“Protected Information” means any (a) appraisal of all or any portion of the Property, (b) internal valuation records of Seller, (c) information protected by the attorney-client or work product privileges and any other proprietary, confidential, or privileged information, (d) personnel records of Seller, (e) documents and records relating to the formation and existence of Seller, (f) documents evidencing any loans, credit facilities, or other financial accommodations made to Seller for its acquisition, ownership, and operation of the Property, (g) documents relating to the disposition or proposed disposition of all or any portion of the Property in the nature of agreements of sale, letters of intent, and internal plans and analyses, (h) proposals, contracts, or other agreements with consultants or advisors, and (i) all property and physical condition reports, analyses, studies, and surveys (other than title policies, Phase I reports, ALTA and similar surveys by civil engineers).

“Purchase Price” means an amount equal to One Hundred Forty-Six Million One Hundred Fifty Thousand Dollars ($146,150,000.00). Buyer and Seller agree that portion of the Purchase Price in amount equal to Seventy Million Nine Hundred Twenty-Five Thousand Dollars ($70,925,000) shall be allocated to the Cortona Property and the remainder of the Purchase Price in an amount equal to Seventy-Five Million Two Hundred Twenty-Five Thousand Dollars ($75,225,000) shall be allocated to the Encore Property. The Purchase Price shall be payable in the manner described in this Contract, subject to adjustments as provided in this Contract.

“Rent Ready” has the meaning assigned to it in Section 4.3.16.

“Rent Roll(s)” means (i) the rent roll for the Cortona Property as set forth on Exhibit D-1 and (ii) the rent roll for the Encore Property as set forth on Exhibit D-2, each as amended pursuant to this Contract.

“Rental Payments” means all payments received by or on the behalf of Seller from Tenants or with respect to the Tenant Leases or for any other use or occupancy of the Property for items such as minimum or base rent, additional rent, percentage rent, termination or cancellation charges, pet deposits to the extent not forfeited in accordance with landlord’s policies or agreements, reimbursement for real estate taxes, utilities, operating and maintenance expenses and insurance, as well as any other reimbursements or charges received thereunder, but excluding Tenant Deposits.

“Reportable Compliance Event” has the meaning assigned to it in Section 8.2.1.

“Sanctioned Country” has the meaning assigned to it in Section 8.2.1.

“Sanctioned Person” has the meaning assigned to it in Section 8.2.1.

“Seller Group” means Cortona Seller, Encore Seller and each of their current and former members, affiliates and related business entities, trustees, agents, shareholders, employees, officers, directors, successors, assigns, attorneys, advisers, insurers, and representatives of every kind whatsoever.

“Seller’s Condemnation Notice” has the meaning assigned to it Section 9.2.

“Seller’s Knowledge” means the actual present knowledge of the Knowledgeable Party, it being understood and agreed that (a) neither Seller nor the Knowledgeable Party has conducted any independent investigation of the Property, (b) Seller’s primary contact with the Property has been through Seller’s Local Property Manager, and (c) the Knowledgeable Party shall have no duty or obligation to investigate the matters to which such actual present knowledge applies.

“Service Contracts” means the Cortona Service Contracts and the Encore Service Contracts. A summary list of the Service Contracts (including identity of contract parties and date of contract) as of the Effective Date is attached hereto as Exhibit E.

“Settlement Statements” has the meaning assigned to it in Section 5.2.8.

“Study Period” means the period beginning on the effective date of the Access and Indemnity Agreement and expiring at 5:00 pm (Local Time) on January 12, 2021.

“Survey” means, collectively, the ALTA surveys of the Cortona Land and the Encore Land performed for the benefit of Buyer.

“Surviving Service Contracts” means the Cortona Surviving Service Contracts and the Encore Surviving Service Contracts.

“Tenant” means the tenant under a Tenant Lease; and “Tenants” refers to more than one Tenant.

“Tenant Deposits” means the Cortona Tenant Deposits and the Encore Tenant Deposits.

“Tenant Leases” means the Cortona Tenant Leases and the Encore Tenant Leases.

“Title Commitment” means, collectively, the written commitments by the Title Company to issue an ALTA 2006 owner’s title insurance policy or policies to Buyer without any endorsements or extended coverage.

“Title Company” means Commonwealth Title of Dallas, Inc., as agent for Commonwealth Land Title Insurance Company.

“Title Objection” means a defect in title (other than the Permitted Encumbrances) disclosed in the Title Commitment to which Buyer objects in writing as set forth in Section 3.3 below.

“Title Policy” shall mean the owner’s policy or owner’s policies of title insurance to be issued by the Title Company at Closing based on the Title Commitment, insuring title to the Property to be vested in Buyer as of the Closing Date in the amount of the Purchase Price, subject only to the Permitted Encumbrances.

“Title/Survey Review Period” means the period beginning on the effective date of the Access and Indemnity Agreement and expiring at 5:00 pm (Local Time) on January 6, 2021.

“Warranties” means the Cortona Warranties and the Encore Warranties.

2.	PURCHASE AND SALE; ESCROW AND SELLER’S CLOSING.

Buyer shall purchase from Seller, and Seller shall sell to Buyer, the Property. The purchase and sale of the Property shall be on, and subject to, the terms and conditions hereinafter set forth. Provided all of Buyer’s and Seller’s conditions precedent are satisfied or waived by Buyer or Seller, as applicable, the Closing shall be held no later than 1:30 p.m. Local Time, on the Closing Date. Closing shall be through escrow with the Escrow Agent, pursuant to escrow instructions from each party that are consistent with this Contract. Time is of the essence with respect to the Closing Date and the delivery of Seller’s and Buyer’s deliveries.

3.	STUDY PERIOD AND DISCLAIMERS, DISCLOSURES, AND RELEASES.

3.1 “As Is, Where Is With All Faults” Condition. Except as specifically provided for in this Contract or in the documents executed and delivered by Seller to Buyer at the Closing (the “Closing Documents”), Buyer acknowledges and agrees that the Property is being sold by Seller in its “AS IS, WHERE IS, WITH ALL FAULTS” condition without any representation or warranty, either express or implied, oral or written, about the condition of the Property. Except as expressly provided for in this Contract or in the documents executed and delivered by Seller to Buyer at the Closing, BUYER ACKNOWLEDGES THAT SELLER HAS NOT MADE, DOES NOT MAKE, AND SPECIFICALLY NEGATES, RENOUNCES, AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS, OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, AS TO, CONCERNING, OR WITH RESPECT TO, (A) THE VALUE, INVESTMENT POTENTIAL, OPERATION, OR RESALE OF THE PROPERTY OR THE NATURE, QUALITY, OR CONDITION OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE WATER, SOIL, AND GEOLOGY, (B) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON OR FOR ANY PARTICULAR PURPOSE, (C) THE COMPLIANCE OF OR BY THE PROPERTY WITH ANY LEGAL REQUIREMENT, (D) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (E) THE QUALITY OF CONSTRUCTION AND INTEGRITY OF THE PROPERTY OR THE CONDITION OR SAFETY OF THE PROPERTY OR ANY IMPROVEMENTS THEREON, INCLUDING, BUT NOT LIMITED TO, PLUMBING, SEWER, HEATING, VENTILATING AND ELECTRICAL SYSTEMS, ROOFING, AIR CONDITIONING, FOUNDATIONS, SOILS, GEOLOGY, AND LOT SIZE, (F) THE ENVIRONMENTAL CONDITION OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE PRESENCE OR ABSENCE, LOCATION, OR SCOPE OF ANY HAZARDOUS MATERIALS, MOLD, OR MOLD CONDITION IN, AT, ABOUT, OR UNDER THE PROPERTY, (G)

THE ACCURACY OR COMPLETENESS OF ANY STATEMENTS, CALCULATIONS, OR CONDITIONS STATED OR SET FORTH IN SELLER’S BOOKS AND RECORDS CONCERNING THE PROPERTY OR SET FORTH IN ANY OF SELLER’S OFFERING MATERIALS FOR THE PROPERTY OR WHETHER THE DUE DILIGENCE MATERIALS (DEFINED BELOW) CONSTITUTE ALL OF THE DOCUMENTS, AGREEMENTS, AND OTHER INFORMATION IN THE POSSESSION OF SELLER RELATING TO THE PROPERTY, (H) THE DIMENSIONS OF THE PROPERTY OR THE ACCURACY OF ANY FLOOR PLANS, SQUARE FOOTAGE, LEASE ABSTRACTS, SKETCHES, REVENUE, OR EXPENSE PROJECTIONS RELATED TO THE PROPERTY, (I) THE OPERATING PERFORMANCE, THE INCOME AND EXPENSES OF THE PROPERTY, OR THE ECONOMIC STATUS OF THE PROPERTY, (J) THE LEASING STATUS OF THE PROPERTY OR THE INTENTIONS OF ANY PARTIES FOR THE NEGOTIATION AND/OR EXECUTION OF ANY LEASE FOR ANY PORTION OF THE PROPERTY, (K) THE ABILITY OF BUYER TO OBTAIN ANY AND ALL NECESSARY GOVERNMENTAL APPROVALS OR PERMITS FOR BUYER’S INTENDED USE AND DEVELOPMENT OF THE PROPERTY, OR (L) ANY OTHER MATTER OR ATTRIBUTE WITH RESPECT TO THE PROPERTY. BUYER ACKNOWLEDGES AND AGREES THAT SELLER SHALL BE UNDER NO DUTY TO MAKE ANY AFFIRMATIVE DISCLOSURES REGARDING ANY MATTER THAT MAY BE KNOWN TO SELLER OR ANY MEMBER OF THE SELLER GROUP, EXCEPT AS EXPRESSLY SET FORTH IN THIS CONTRACT OR IN ANY DOCUMENT EXECUTED AND DELIVERED BY SELLER TO BUYER AT CLOSING.

3.1.1 Independent Inspection. Buyer acknowledges and agrees that, except as expressly provided for in this Contract or in the Closing Documents, it (a) is relying solely on its own independent investigation of the Property and its review of the Due Diligence Materials, (b) has inspected or, during the Study Period, will conduct an independent inspection of the Property with its own professionals, including, but not limited to, engineers, consultants, and others of Buyer’s choice who are trained and qualified to inspect commercial real property, (c) knowingly, voluntarily, and willingly assumes the risk of the physical condition and state of repair of the Property, (d) except as otherwise expressly provided in this Contract, shall accept the Property in its “AS IS, WHERE IS, WITH ALL FAULTS” condition on the Closing Date, including the environmental condition thereof, and (e) has not been induced by and has not relied on any representations, warranties, or statements, whether express or implied, oral or written, made by Seller or any agent, employee, or other representative of Seller or by any broker or any other person representing or purporting to represent Seller, which are not expressly set forth in this Contract. The Purchase Price shall not be reduced as a consequence of reasonable use, wear, tear, and natural deterioration between the Effective Date and the Closing Date.

3.1.2 Various Materials. All investigations, inspections, audits, the analyses, surveys, tests, examinations, studies, and appraisals of the Property conducted by the Buyer Group and all of Seller’s records regarding all applicable non-Protected Information relating to the Property and the operation and maintenance thereof shall be referred to as the “Due Diligence Materials”.

3.1.3 Waiver and Release. Except for Seller’s obligations expressly set forth in this Contract or in the Closing Documents, the Buyer Group hereby unconditionally and irrevocably waives, releases, acquits, and forever discharges the Seller Group of and from any and all claims, demands, damages, actions, causes of action, debts, costs, loss of services, expenses, compensation, liabilities, or controversies of any kind whatsoever, whether known or unknown, latent, patent, non-existent at the present time and that may arise in the future or are unanticipated at this time that Buyer, or any other current and/or future member of the Buyer Group had, have had, now have, or may have against the Seller Group, for any claims, whether known or unknown, which relate in any way to any alleged act, event, transaction, agreement, omission, misrepresentation, non-disclosure, breach of warranty (express or implied, oral or written), breach of contract (express or implied, oral or written), or negligence, arising out of, in connection with, or in any way (directly or indirectly) related to, the Property or the transaction contemplated by this Contract. Such waiver and release includes, but is not limited to, a waiver and release of all warranties (except as expressly provided for in this Contract or in the Closing Documents), including implied warranties, warranties of fitness for a particular use, claims of every type and kind, including, but not limited to, claims regarding defects that were not or are not discoverable, product liability claims, product type liability claims, any rights and claims relating to or attributable to environmental conditions (including Mold and any Mold Condition or any Hazardous Materials condition), and all other extant or later created or conceived of strict liability or strict liability type claims or rights. Notwithstanding the foregoing, nothing herein shall release Seller from its own gross negligence, willful misconduct or fraud arising out of the sale of the Property to Buyer. The waiver and release provisions in this Section 3.1.3 shall survive the Closing and any termination of this Contract.

3.2 Inspections. Subject to the terms of this Contract, during the Study Period, Buyer may, at its expense, make such independent examinations of the Property, the operation thereof, the legal and financial status thereof, and all other Due Diligence Materials affecting or relating to the transaction contemplated hereby as the Buyer deems necessary in its sole judgment, including, but not limited to, surveys, structural, and engineering studies and analyses (including, but not limited to, examinations of the roof and structural components of the Building and compliance of the Building with all applicable Legal Requirements, including, but not limited to, the Americans with Disabilities Act and all regulations related thereto), soil tests, environmental tests, and other tests of surface and subsurface conditions, investigations, feasibility studies, and all other desired independent due diligence investigations, tests, and studies for the Property (the “Due Diligence Inspections”). Notwithstanding the foregoing, Buyer shall not undertake or perform any invasive tests or testing at the Property, except (a) upon the express prior written consent of Seller, which consent shall be in Seller’s sole discretion, (b) in the presence of Seller or its respective expressly authorized representative(s) for this purpose, and (c) subject to such conditions and restrictions as Seller shall determine in its sole and absolute discretion. In the event this Contract is terminated as the result of Buyer’s default, Buyer agrees to provide to Seller copies of all reports or studies prepared by outside consultants (other than such reports prepared by legal counsel that are subject to an attorney client privilege) (the “Buyer’s Reports”) performing the Due Diligence Inspections, or any portion or component thereof or condition affecting the same, for or on behalf of Buyer, all without representation or warranty of any kind whatsoever.

3.2.1 Access. All entries upon the Property by the Buyer Group shall be at reasonable times during normal business hours and after not less than 24 hours prior notice to Seller, which notice shall include the names and addresses of the Buyer Group to be entering upon the Property and the scope of work to be accomplished during such entry. Buyer shall conduct such independent inspections by using engineers, consultants, and others of Buyer’s choice who are trained and qualified to inspect commercial real property. Buyer shall provide such notice, which may be by telephonic or electronic means, to Mark Milford (telephone number: (314) 283-4661, e-mail address: mark@2bresidential.com) on behalf of Seller, prior to conducting any inspection on, to or at the Property. If Buyer is unable to reach Mark Milford in person, by e-mail or by telephone, Buyer shall then provide such telephonic or electronic notice to Kenneth M. Marty, Jr. (telephone number: (410) 237-5419, e-mail address: kenzie.marty@pnc.com ) and Brendan Johnson (telephone number: (202) 496-4796, e-mail address brendan.johnson@pnc.com). Notwithstanding the foregoing, Buyer shall have the right, following two (2) Business Days’ notice to Seller and the Local Property Manager (which notice may be delivered telephonically in the manner provided above), to interview the Local Property Manager and review and make copies of all Property related files of Seller and the Local Property Manager pertaining to the Property, including Tenant correspondence files (but excluding any Protected Information). Seller shall have the right to be present during any such interview (but Seller’s failure to appear at any such interview shall not prohibit Buyer from conducting the interview).

3.2.2 Permission to Enter Building. The Buyer Group may enter and inspect the Property, but with respect to the interior Tenant space of the Building only if such entry and inspection is permitted by or otherwise not restricted by the terms of the applicable Tenant Lease or the Tenant or occupants thereof consents to such entry and inspection (if required under the terms of such Tenant Lease). Seller shall use its commercially reasonable efforts to obtain any Tenant consent to such entry to the extent required under the applicable Tenant Lease. During any such entry and inspection, the Buyer Group shall use its reasonable efforts to minimize any inconvenience or interference with the use and occupancy of the Building by the Tenant or occupants thereof.

3.2.3 Contact with Tenants. The Buyer Group shall not contact or interview the Tenants without contacting Seller pursuant to the provisions of Section 3.2.1 and obtaining Seller’s express consent thereto. Seller shall have the right, at its option, to have its representative present at any such contact or interview. Seller shall make a representative available for such contact and interviews from time to time during the Study Period upon the request of Buyer. Notwithstanding anything herein to the contrary, except as otherwise set forth in this Section 3.2.3, no one in the Buyer Group nor anyone acting on behalf of the Buyer Group may interview or discuss Buyer’s potential interest in the Property with any tenant or other occupant of the Property.

3.2.4 Contact with Governmental Authorities. Except in connection with the preparation of a “Phase I” environmental site assessment for the Property, a title search by the Title Company, customary tax, judgment, bankruptcy, litigation, UCC and lien searches on the Seller, and a zoning analysis, the Buyer Group shall not contact any Governmental Authority regarding Seller or the Property without Seller’s prior written consent thereto, which consent shall not be unreasonably withheld or delayed. If Seller’s prior written consent to contact any such Governmental Authority is obtained by the Buyer Group, Seller shall be entitled to receive at least two (2) Business Days’ prior written notice of the intended contact and to have a representative present when Buyer has any such contact with any Governmental Authority.

3.2.5 Confidentiality. In addition to the provisions of Section 12.18, Buyer shall maintain as confidential any Confidential Information (as defined below), and shall not disclose such information to any other person without the prior written consent of Seller unless and until a sale of the Property shall have been consummated between Seller and Buyer. Notwithstanding anything to the contrary hereinabove set forth, Buyer may disclose such information (i) on a need-to-know basis to the Buyer Group, but subject to such individuals or entities being bound by the confidentiality provisions of this paragraph, (ii) as any Governmental Authority may require in order to comply with applicable laws, provided that Buyer give Seller at least two (2) Business Days’ prior written notice before Buyer discloses such information to such Governmental Authority, (iii) to the extent that such information is a matter of public record other than as a result of a disclosure by Buyer or any other member of the Buyer Group, and (iv) to the extent that such information was available to Buyer or the Buyer Group on a non-confidential basis prior to its disclosure by Seller or the Seller Group. In addition, the confidentiality restrictions contained in this paragraph shall not apply to any disclosures required by law or regulatory requirement, by court order or subpoena, or in the event of litigation between the parties arising out of this Contract or a contract of sale, if any. Buyer agrees to indemnify, defend and hold harmless each of the Seller Group from and against any and all claims, damages of any kind or nature, demands, actions or causes of action, assessments, losses, costs, expenses, liabilities, interest, penalties, and reasonable attorneys’ fees, suffered or incurred by the Seller Group, or any of them, resulting from a failure by Buyer or any other member of the Buyer Group to keep the Confidential Information confidential in accordance with the terms of this Contract. “Confidential Information” shall mean (a) the terms of this Contract, any term sheet or letter of intent (whether signed or unsigned) and any contract of sale (if entered into), (b) any of the information with respect to the Property delivered to or for the benefit of Buyer whether by any of the Buyer Group or by Seller or any of its agents, representatives or employees, including, but not limited to, any information heretofore or hereafter obtained by the Buyer Group in connection with the Due Diligence Inspections, and (c) the identity of Seller.

3.2.6 Indemnification. Except and to the extent caused by the gross negligence or willful misconduct of a particular member of the Seller Group, Buyer agrees to indemnify, defend and hold harmless Seller Group, against any and all liens, claims, and damages of any kind or nature whatsoever, demands, actions or causes of action, assessments, losses, costs, expenses, liabilities, interest, penalties, and reasonable attorneys’ fees, suffered or incurred by Seller Group, or any of them, resulting from injury or damage to persons or property caused by the Buyer Group’s entry onto or presence or activities on the Property in connection with the Due Diligence Inspections; provided, however, Buyer shall have no liability or responsibility for any (i) consequential or punitive damages (except to the extent the same are awarded against Seller or a member of the Seller Group in favor of a third-party), or (ii) pre-existing conditions affecting the Property (or any portion thereof), except to the extent that the same are exacerbated (mere discover of a condition by Buyer shall not be deemed to have exacerbated such condition) by the action of the Buyer Group.

3.2.7 Restoration. Buyer shall promptly repair any damage to the Property caused by the Buyer Group in the conduct of the Due Diligence Inspections and restore any portion of the Property damaged by the Due Diligence Inspections to no worse than the condition that existed prior to the Buyer Group’s first entry on the Property pursuant to this Contract; provided however, that Buyer shall have no liability or responsibility for any (a) consequential or punitive damages (except to the extent the same are awarded against Seller or a member of the Seller Group in favor of a third-party), or (ii) pre-existing conditions affecting the Property, except to the extent that the same are exacerbated (mere discovery of a condition by Buyer shall not be deemed to have exacerbated such condition) by the actions of Buyer or the Buyer Group.

3.2.8 Payment of Liens. Buyer shall promptly pay and discharge on or before the due date any claim or obligation for labor or materials furnished at the direction of Buyer, which if not paid or discharged would result in a lien on all or any portion of the Property. Specifically, and without limiting the foregoing, if Buyer shall cause labor or materials to be furnished to the Property, and if a lien arises out of such work or material furnished, then Buyer shall promptly cause such lien to be satisfied or bonded over and shall indemnify, defend, and hold harmless Seller therefor.

3.2.9 Insurance. Before any entry on the Land or Improvements by the Buyer Group, Buyer shall, at its expense, under Buyer’s policy or otherwise, provide and maintain Worker’s Compensation insurance, to the extent required under the Worker’s Compensation Law of the state in which the Property is located, covering all personnel entering the Property, and broad form commercial general liability insurance with coverage limits of no less than Two Million and 00/100 Dollars ($2,000,000.00) per occurrence, all in form and with deductible limits satisfactory to Seller and with insurance companies authorized to do business in the state in which the Property is located. Buyer’s liability policy shall include blanket contractual liability coverage insuring the obligations of Buyer under this Contract. Such insurance shall be written on an occurrence basis and name Seller as an additional insured. Prior to the Buyer Group’s first entry on any portion of the Property, Buyer shall furnish or cause to be furnished certificates of the insurance to Seller, in form and substance reasonably satisfactory to Seller, which certificates will provide that such insurance shall not be cancelled or changed until at least thirty (30) days’ written notice is given to Seller.

3.2.10 Buyer Risk. In consideration for the rights granted to Buyer by Seller hereunder, Buyer accepts such rights with the full understanding of the risk of loss of life, personal injury or property loss or damage that may arise out of Buyer’s exercise of its rights as set forth herein, and Buyer shall exercise its rights hereunder at its own risk except and to the extent such loss, injury, claim or damage results directly from the gross negligence or willful misconduct of a member of the Seller Group. Neither Buyer nor any other member of the Buyer Group shall hold the Seller Group and their respective successors or assigns, liable for (and hereby releases the Seller Group, and their respective successors or assigns from any liability for) any loss, injury, claim or damage that may occur to Buyer or any other member of the Buyer Group or Buyer’s property (except and to the extent such loss, injury, claim or damage results from the gross negligence or willful misconduct of any member or members of the Seller Group).

3.2.11 Survival. Notwithstanding anything set forth herein to the contrary, the confidentiality, indemnification and other obligations of Buyer in this Section 3.2 will survive the termination of this Contract.

3.3 Title and Survey. Promptly following the Effective Date, Buyer shall obtain the Title Commitment and the Survey. If the Title Commitment or Survey, or both, shall disclose title exceptions or matters of survey to which Buyer objects, then Buyer may make a Title Objection providing Seller a written notice thereof to be delivered to Seller on or before the expiration of the Title/Survey Review Period. Such notice shall be accompanied by such materials or information that evidence or disclose the title exception objected to as are available from the Title Company. Any title exception or matter of survey disclosed by the Title Commitment or Survey, or both, as to which no objection is taken by Buyer in the manner and time set forth in this Section 3.3 shall be deemed to constitute a Permitted Encumbrance and Buyer’s right to object thereto shall be deemed to have been forever waived by Buyer for purposes of this Contract.

3.3.1 Seller’s Option to Cure Title Objections. If Buyer timely provides notice of a Title Objection in the manner provided in Section 3.3, then Seller shall have the right, but not the obligation, to take such action as may be necessary, at Seller’s expense, to correct the Title Objection before the Closing Date. If Seller corrects the Title Objection by causing the Title Company to remove the objectionable title exception from the Title Commitment (or cause removal at Closing) or to agree to insure over the objectionable title exception or survey matter within two (2) Business Days after receipt of the Title Objection (“Response Period”) under Section 3.3, or, in the alternative, if Seller advises Buyer within the Response Period that Seller will so correct the Title Objection on or before the Closing Date and Seller in fact so corrects the Title Objection on or before the Closing Date, then this Contract shall continue in full force and effect in the same manner and for all intents and purposes as if the Title Objection had never existed, it being understood the correction of a Title Objection timely delivered pursuant to Section 3.3 on or before the Closing Date shall be a condition precedent to Buyer’s obligation to Close hereunder, except as otherwise provided in Section 3.3.2 below. Seller’s failure to correct a Title Objection pursuant to this Section 3.3.1 shall not be a default by Seller hereunder.

3.3.2 Buyer’s Right to Waive Uncured Title Objection or Cancel Contract. If the Title Commitment or Survey, or both, shall reveal a Title Objection to which Buyer makes timely objection in the manner provided for in Section 3.3, and Seller shall decline or fail to remedy the Title Objection within the Response Period or fail to advise Buyer within the Response Period that the Title Objection will be removed on or before the Closing Date, then within two (2) Business Days after the expiration of the Response Period, Buyer shall by written notice to Seller either (a) waive the uncured Title Objection, in which event Seller and Buyer shall proceed to Closing under this Contract in accordance with and subject to the terms and provisions hereof, without reduction in the Purchase Price, and Seller’s conveyance of the Property to Buyer shall be made subject to the title exception or survey matter that was the subject of the Title Objection (and the same shall be deemed a Permitted Encumbrance hereunder), or (b) cancel and rescind this Contract, in which event Escrow Agent shall return the Deposit to Buyer, this Contract shall terminate, and thereupon Seller and Buyer shall be released from all further liability under this Contract except as otherwise provided in this Contract. If Buyer shall fail to deliver to Seller a written notice of election to cancel and rescind this Contract within such two (2) Business Day period, then in such event Buyer shall be deemed to have elected to waive the uncured Title Objection under this Contract, in which event Seller and Buyer shall proceed to Closing under this Contract in accordance with and subject to the terms and provisions hereof, without reduction in the Purchase Price, and Seller’s conveyance of the Property to Buyer shall be made subject to the title exception or survey matter that was the subject of the Title Objection (and the same shall be deemed a Permitted Encumbrance hereunder).

3.3.3 Title Update. If any update to the Title Commitment or Survey shall reveal or disclose any defects or exceptions first recorded or, in the case of the Survey, created, after the date of the Title Commitment which are not Permitted Encumbrances and to which Buyer reasonably objects, then Buyer (or Buyer’s counsel) shall notify Seller (or Seller’s counsel) of such new Title Objections in writing within two (2) Business Days of Buyer’s receipt of the updated Title Commitment/Survey or the Closing Date, whichever is earlier and, if applicable, the Closing Date shall be extended in accordance with Buyer’s and Seller’s respective objection and cure timelines provided in this Section 3.3.3. If Buyer does not notify Seller in writing of any such new Title Objections within the time period set forth in this Section 3.3.3, then Buyer shall be deemed to have accepted the state of title to the Property reflected in the updated Title Commitment or Survey, and Buyer shall be deemed to have waived any claims, defects or exceptions which it might otherwise have raised with respect to the matters reflected therein, and this Contract shall remain in full force and effect. Within two (2) Business Days after receiving Buyer’s notice, Seller shall deliver to Buyer written notice of those new Title Objections that Seller agrees either to eliminate or cure to Buyer’s reasonable satisfaction by the new Closing Date, as determined below. Seller’s failure to deliver Seller’s notice to Buyer within the time period specified above shall be deemed to constitute Seller’s election not to eliminate or cure any such new Title Objections or to satisfy any such new Title Objections. If Seller elects (or is deemed to have elected) not to eliminate or cure any new Title Objections then Buyer shall have the right, by written notice delivered to Seller (i) within two (2) Business Days after receipt of Seller’s notice or (ii) within two (2) Business Days after the expiration of the time period during which Seller is entitled to deliver Seller’s notice, whichever occurs first (the “Outside Date”), either to (x) waive its prior notice as to the new Title Objections that Seller has elected not to cure or (y) terminate this Contract by delivering written notice to Seller, at which time the Deposit shall be returned to Buyer and the parties shall have no further obligations hereunder except for those that expressly survive termination. If Buyer fails to deliver any written notice within such two (2) Business Days period then Buyer shall be deemed to have approved the new Title Objections and this Contract shall remain in full force and effect. Provided this Contract is not otherwise terminated in accordance with this Section 3.3.3, the Closing shall occur on the second (2nd) Business Day following receipt by Seller of the Buyer’s notice.

3.3.4 Permitted Encumbrances. Subject to Buyer’s right to review, and make objection to, the status of title and Survey as provided in this Contract, the sale of the Property shall be made subject to the Permitted Encumbrances.

3.3.5 No Liens. Seller shall not voluntarily create or cause any Lien to attach to the Property between the Effective Date and the Closing Date. Notwithstanding anything in this Contract to the contrary, it shall not be a default by Seller if Seller shall fail or refuse to pay or discharge a Lien created after the Effective Date which was not created or caused by Seller.

3.3.6 Endorsements. Seller shall have no responsibility for causing the Title Company to issue to Buyer any endorsements that Buyer may desire as part of the Title Policy to be obtained by Buyer. Buyer, at Buyer’s sole cost, shall be solely responsible for causing the Title Company to issue any such endorsements to Buyer, and the issuance of any such endorsements shall not be a condition precedent to Closing or Buyer’s obligation to perform its obligations under this Contract.

3.3.7 Title Estoppel. The Cortona Seller and the Encore Seller shall each use commercially reasonable efforts to obtain and deliver to Buyer executed estoppel certificates (the “Declaration Estoppels”), in the form of Exhibit M attached hereto from The Highlands at Forest Park Owners Association, Inc. (the “Association”), under that certain Indenture of Covenants and Restrictions for the Highlands at Forest Park recorded on March 21, 2000 (as amended, the “Declaration”). Notwithstanding anything in this Contract to the contrary, (i) it shall not be a default by Seller if Seller fails to obtain and deliver the Declaration Estoppels, and (ii) delivery of the Declaration Estoppels is not a Buyer condition to Closing.

3.4 Termination During the Study Period. Prior to expiration of the Study Period, Buyer may deliver notice to Seller that Buyer has elected to proceed with the transactions contemplated by this Contract (the “Go Forward Notice”), which election may be made in Buyer’s sole and absolute discretion for any reason or no reason whatsoever. If Buyer fails to deliver the Go Forward Notice or delivers a termination notice prior to expiration of the Study Period, (a) Buyer shall promptly either return to Seller true, correct, and complete copies of the Due Diligence Materials or destroy the Due Diligence Materials with written notice thereof to Seller (and in no event whatsoever shall Buyer distribute, circulate, or otherwise deliver or make available the Due Diligence Materials to any third party after such termination of this Contract) and (b) Escrow Agent shall return the Deposit to Buyer, and this Contract shall automatically terminate, at which time Seller and Buyer shall be released from all further liability under this Contract except as otherwise provided in this Contract. The terms of this Section 3.4 shall survive Closing.

3.5 Service Contracts; Rejection. If Buyer notifies Seller in writing before the expiration of the Study Period that Buyer elects to have any of the Service Contracts terminated before Closing, Seller shall use good faith and reasonable efforts to terminate, effective as of the Closing Date, the Service Contracts so designated by Buyer; provided, however, that in no event shall Seller be required by the foregoing to pay any sums or incur any other liability to the other parties to such Service Contracts. Seller shall assign and Buyer shall assume the Surviving Service Contracts at Closing pursuant to the terms of the Assignment of Surviving Service Contracts and Other Interests in the form of Exhibit I, subject to the pro ration provisions of Section 4.3.8. Notwithstanding the provisions of this Section 3.5, in all events the property management agreements with the Local Property Manager (or any other party), and any asset management agreements, leasing agreements or brokerage agreements with any party, all of which shall be terminated by Seller effective the Closing Date at no cost to Buyer and shall in no event constitute Surviving Service Contracts.

4.	DEPOSIT; PURCHASE PRICE.

4.1	Deposit.

4.1.1 Deposit. Within one (1) Business Day after the Effective Date, Buyer shall pay the Initial Deposit to Escrow Agent and confirm such delivery with Seller; provided that, if the Initial Deposit is not paid within one (1) Business Day after the Effective Date, this Contract shall terminate automatically and be null and void, ab initio. The Additional Deposit shall be paid to Escrow Agent within one (1) Business Day following the expiration of the Study Period, if Buyer elects to proceed with the transactions contemplated by this Contract under Section 3.4, by means of a wire transfer of immediately available federal funds.

4.1.2 Independent Consideration. Notwithstanding anything herein to the contrary, One Hundred and No/100 Dollars ($100) of the Deposit is non-refundable to Buyer under any circumstances, shall be disbursed to Seller upon the Closing or any termination of this Contract, shall be deemed fully earned by Seller upon the deposit thereof and shall be independent of any other consideration provided hereunder, but shall be applied to the Purchase Price at Closing.

4.1.3 Application of Deposit. At Closing, Escrow Agent shall deliver the Deposit to Seller and Seller shall credit the Deposit against the Purchase Price. If Closing does not occur, Escrow Agent shall deliver the Deposit in accordance with the terms of this Contract.

4.2 Purchase Price.

4.2.1 Credit for Deposit. Buyer shall receive a credit against the Purchase Price in an amount equal to the Deposit.

4.2.2 Balance of Purchase Price. Seller shall authorize Escrow Agent to record the Cortona Deed and the Encore Deed conveying title to the Property to Buyer subject only to the Permitted Encumbrances on confirmation of receipt of the Purchase Price by the Title Company, in its capacity as Escrow Agent, and on the satisfaction of the Buyer conditions to Closing set forth in this Contract. On Escrow Agent’s written confirmation that Seller has delivered the Closing Documents that Seller is required to deliver into escrow under this Contract then Buyer shall pay the balance of the Purchase Price, as adjusted by the pro rations and expenses to be paid by Seller hereunder as set forth in the Settlement Statements approved by Buyer and Seller, to Escrow Agent by making a wire transfer of immediately available federal funds to the account of Escrow Agent no later than 1:30 p.m. Local Time on the Closing Date. Buyer shall instruct the Escrow Agent to release the Purchase Price, as adjusted in accordance with this Contract, to Seller when Escrow Agent is in receipt of and in a position to record the Cortona Deed and the Encore Deed and Title Company is irrevocably committed to issue the Title Policy to Buyer upon recordation of the Cortona Deed and the Encore Deed, subject to payment of any costs due to Title Company and satisfaction of all requirements set forth in the Title Commitment.

4.3 Pro Rations and Credits at Closing. At the Closing, the following adjustments and pro rations shall be computed as of the Closing Date and the Purchase Price shall be adjusted to reflect such adjustments and pro rations. In determining such adjustments and pro rations, the day of Closing shall belong to Buyer and all pro rations hereinafter provided to be made on the Closing Date or “as of Closing” shall each be made as of 11:59 p.m. Local Time on the day preceding the Closing Date.

4.3.1 Real Estate Taxes and Assessments. General real estate taxes and special assessments for the year of Closing shall be prorated as of the Closing. If the general real estate tax bill for the year of Closing is not available as of the Closing Date, these taxes shall be prorated based on the amount of the most recently issued tax bill, subject to Section 4.3.14 below.

4.3.2 Rental Payments. Except for delinquent Rental Payments, all Rental Payments under the Tenant Leases shall be prorated between Buyer and Seller, Seller being charged and credited for all of the same allocable to the period up to the Closing Date, and Buyer being charged and credited for all of the same allocable to the period from and after the Closing Date. Seller shall be entitled to retain all paid Rental Payments and other items allocable to the period prior to the Closing. Seller shall deliver or provide a credit in an amount equal to all prepaid Rental Payments and other items paid by tenants for periods from and after the Closing Date to Buyer on the Closing Date. Rental Payments which are delinquent as of the Closing Date shall not be prorated on the Closing Date. Buyer shall include such delinquencies in its normal billing and shall use commercially reasonable efforts for a period of at least four (4) months following the Closing Date to collect past due Rental Payments by billing and invoicing Tenants owing any such amounts to Seller on a monthly basis, and to institute the same “follow up” actions or programs used by Buyer to collect delinquent amounts owed by Tenants to Buyer in the ordinary course of business, provided that Buyer will not be obligated to institute or threaten any lawsuit or other collection procedures against Tenants.    Buyer shall not agree to any waiver, reduction, deferral, extension, or any other compromise of any delinquent Rental Payment without Seller’s prior written consent. To the extent Buyer receives Rental Payments on or after the Closing Date, such payments shall be applied first toward the rent for the month in which the Closing occurs, then to the rent owed to Buyer in connection with the Tenant Leases for which such payments are received, and then to any delinquent rents owed to Seller, with Seller’s share thereof being promptly delivered to Seller. Buyer may not waive any delinquent rents nor modify the Tenant Leases so as to reduce or otherwise affect amounts owed thereunder for any period in which Seller is entitled to receive a share of such amounts without first obtaining Seller’s written consent. Seller hereby reserves the right to pursue any remedy against any tenant owing delinquent Rental Payments and any other amounts owing to Seller for which Seller did not receive a credit at Closing (but shall not be entitled to commence lawsuits against any Tenant while they are a Tenant of the Property nor terminate any such Tenant Lease or such tenant’s right to possession). Buyer shall reasonably cooperate with Seller in any collection efforts hereunder (but shall not be required to litigate or declare a default under any Tenant Lease). With respect to delinquent Rental Payments and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Property as of the Closing Date, Seller shall retain all rights relating thereto.

4.3.3 Tenant Deposits. Buyer shall receive a credit against the Purchase Price at Closing for all unapplied cash Tenant Deposits then being held by Seller under the Tenant Leases.

4.3.4 Lease Concessions. In no event shall the parties prorate the amount of concessions and incentives provided under any of the Tenant Leases.

4.3.5 Operating Expenses. All other operating expenses attributable to the Property (excluding management fees and any payroll costs) shall be prorated as of the Closing Date, except as provided below. Buyer shall pay all applicable transfer fees related to the Cortona Roof Warranty and the Encore Roof Warranty.

4.3.6 Personal Property Taxes. Personal property taxes attributable to the Personal Property for the calendar year in which the Closing occurs shall be adjusted and apportioned as of the Closing Date and assumed and paid thereafter by Buyer, regardless of whether assessments have been levied as of the Closing Date.

4.3.7 Utilities. To the extent billed to Seller or the Local Property Manager (as opposed to being billed to any Tenant), water, sewer, gas, electric, and all other utility expenses and payments due or made for the Property shall be prorated as of the Closing Date and thereafter assumed by Buyer; provided, however, that Seller shall terminate all water, sewer, gas electric and all other utility accounts effective as of the first month following the month in which Closing occurs. Buyer shall pay for any termination charge assessed for such terminations.

4.3.8 Surviving Service Contracts. All payments due and owing under the Surviving Service Contracts shall be prorated as of the Closing Date. All revenues payable by vendors under Surviving Service Contracts will be payable as follows: (a) all revenues attributable to the period prior to Closing shall be paid to Seller, and (b) all revenues attributable to the day of Closing and any time thereafter shall be paid to Buyer. Notwithstanding the foregoing, Seller shall be entitled to retain all up-front fees and other payments received by Seller (or its affiliates or predecessors) pursuant to, or in connection with, any Service Contract executed prior to the Closing. Buyer shall promptly deliver to Seller any funds it receives under the Surviving Service Contracts that are attributable to the period prior to Closing. Seller shall promptly deliver to Buyer any funds it receives under the Surviving Service Contracts that are attributable to the period after Closing.

4.3.9 Sales Taxes. No portion of the Purchase Price is allocable to the Personal Property. Any sales taxes imposed for Personal Property shall be paid by Buyer directly to the appropriate taxing authority. Buyer agrees to indemnify, defend, and hold Seller harmless of and from all claims, demands, liabilities, and costs (including, but not limited to, attorneys’ fees) for any sales taxes, interest, and penalties payable to or claimed by the appropriate taxing authority in connection with the Personal Property.

4.3.10 Survey. Buyer shall pay for the cost of the Survey and any cost associated with revisions to the Survey resulting from requests made by Buyer to satisfy any special requirements of Buyer or its lender.

4.3.11 Recordation and Transfer Taxes; Recording Fees. In connection with the transactions contemplated by this Contract, (a) Buyer shall pay at Closing the county and/or city transfer or similar tax, if any (regardless of whether a statute or ordinance designates another party as being responsible for such payment), and (b) Buyer shall pay at Closing the state and county recording or similar tax, if any (regardless of whether a statute or ordinance designates another party as being responsible for such payment) and all fees and costs to record the Cortona Deed (as defined below) and the Encore Deed (as defined below). Buyer shall pay any costs, expenses, fees or taxes related to any mortgage documents evidencing any loan to Buyer. Seller shall pay at Closing the state and county recording fees to record any instruments necessary to cure, cause to be removed of record or satisfy any Title Objection or Liens which Seller has agreed to cure, cause to be removed of record or is obligated to satisfy pursuant to Section 3.3 hereof.

4.3.12 Professional Fees. Buyer and Seller shall each pay its own legal and other professional fees and expenses.

4.3.13 Title Insurance Premiums. At Closing, Buyer shall pay the cost of (i) the premiums for the issuance of the Title Policy (including any cost of extended coverage) to be obtained by Buyer, (ii) any endorsements Buyer may cause the Title Company to issue with respect to such title policy, and (iii) the premium for any lender’s title insurance policy.

4.3.14 Reproration after Closing. All other charges and fees customarily prorated and adjusted in similar commercial transactions shall be prorated as of the Closing Date and thereafter assumed by Buyer. If accurate pro rations and other adjustments cannot be made at Closing because current bills or statements are not obtainable (as, for example, utility and real property tax bills), the parties shall prorate on the best available information (which, in the case of real property taxes, shall mean the most recent real property tax bill), subject to adjustment on receipt of the final bill or statement. Both Seller and Buyer shall use their diligent, reasonable, and good faith efforts to resolve such post-Closing pro rations and other adjustments as expeditiously as possible; provided, however, that this provision shall survive Closing for a period of one hundred twenty (120) days, except in the case of the adjustment of the real estate taxes, in which case this provision shall survive for sixty (60) days after the parties receive the pertinent final real estate tax bill(s). In the event the Property has been assessed for property tax purposes at such rates as would result in reassessment (i.e., “escape assessment” or “roll-back taxes”) based upon the change in land usage or ownership of the Property resulting from or after the consummation of the transactions described in this Contract, as between Buyer and Seller, Buyer hereby agrees to pay all such taxes, if any, and to indemnify and save Seller harmless from and against all claims and liability for such taxes. Such indemnity shall survive the Closing.

4.3.15 Escrow Agent Fees. At Closing, Seller and Buyer shall each pay one-half (1/2) of the closing escrow fees.

4.3.16 Rent Ready Credit. Buyer shall receive a credit in the amount of Seven Hundred Fifty and No/00 Dollars ($750.00) for each vacant unit at the Property that is not in Rent-Ready condition. Prior to Closing, Buyer shall be permitted to do a walk-through of the Property to determine which vacant units are in Rent-Ready condition. At least five (5) days prior to Closing, Seller will deliver to Buyer a list of those vacant units Seller believes are not in Rent-Ready condition. “Rent-Ready” shall mean that all such vacant apartments shall be suitable for occupancy by tenants, including, without limitation, floors fully covered with a combination of vinyl tile, laminate and/or carpeting, all of which shall be in average or better condition, the interior of the unit repainted if determined to be necessary in the Local Property Manager’s commercially reasonable discretion, cleaning to a resident-ready condition, and repairing or replacing any and all systems and appliances to bring them into good working order.

4.3.17 Tenant Locator or Finder Fees. Seller shall receive a credit at Closing for any third-party locator or finder’s fees arising out of Leases entered into from and after the Effective Date and prior to Closing, to the extent actually paid by Seller. Seller shall pay any locator or finders fees arising out of Leases entered into prior to the Effective Date. Additionally, from and after the Closing, Buyer shall pay and be solely responsible for any third-party locator or finders fees arising out of Leases entered into from and after the Effective Date, to the extent Seller has not paid such fees and received a credit at Closing as set forth in the first sentence of this Section 4.3.17.

4.3.18 Indemnity. Buyer shall indemnify, protect, defend and hold Seller harmless from and against any claims, damages of any kind or nature, demands, actions or causes of action, assessments, losses, costs, expenses, liabilities, interest, penalties, and reasonable attorneys’ fees, in any way arising from the matters for which Buyer receives a credit or otherwise assumes responsibility pursuant to this Section 4.3. Notwithstanding anything to the contrary contained in this Section 4.3, for any item for which Buyer receives a credit or otherwise assumes responsibility pursuant to this Section 4.3 and which is payable after Closing, Buyer shall pay for such item when due and shall be responsible for any fees, charges, interest and penalties which may become due on account of Buyer’s failure to do so.

4.3.19 Capital/Life Safety Credit. Buyer’s has objected to certain repairs related to the balconies and life safety systems at the Property. In this regard, the parties acknowledge and agree that: (i) at Closing Seller shall assign to Buyer that certain balcony repair agreement from Holland Construction Services, Inc., (ii) Buyer shall be entitled to a Thirty-Seven Thousand Five Hundred Dollar ($37,500) credit against the Purchase Price for the Cortona Property and a Thirty-Seven Thousand Five Hundred Dollar ($37,500) credit against the Purchase Price for the Encore Property (collectively, the “Repair Credit”), (iii) the Repair Credit shall act as payment in full by Seller relating to the physical condition of the balconies and life safety systems and settlement of all claims related thereto, and (iv) Buyer shall be deemed to have fully released Seller from all claims and liabilities related to the physical conditions of the balconies and/or the life safety systems.

4.3.20 Survival. This Section 4.3 shall survive the Closing.

5.	CLOSING.

5.1 Possession. Seller shall deliver possession of the Property, subject to the Permitted Encumbrances, to Buyer on the Closing Date.

5.2 Conveyances and Deliveries at Closing.

5.2.1 Deed; Bill of Sale. At Closing, (i) Cortona Seller shall convey the Cortona Land and Cortona Improvements to Buyer by its special warranty deed (“Cortona Deed”) in the form attached hereto as a part hereof as Exhibit G, and (ii) Encore Seller shall convey the Encore Land and Encore Improvements to Buyer by its special warranty deed (“Encore Deed”) in the form attached hereto as a part hereof as Exhibit G. Cortona Seller shall transfer its interest in the Cortona Personal Property to Buyer by its Bill of Sale in the form of Exhibit J, and Encore Seller shall transfer its interest in the Encore Personal Property to Buyer by its Bill of Sale in the form of Exhibit J.

5.2.2 Assignment of Tenant Leases. At Closing, (i) Cortona Seller shall assign to Buyer the landlord and lessor interest in and to the Cortona Tenant Leases by a duly executed assignment in the form of Exhibit H, and (ii) Encore Seller shall assign to Buyer the landlord and lessor interest in and to the Encore Tenant Leases by a duly executed assignment in the form of Exhibit H, and, except as otherwise provided in this Contract, Buyer shall assume in writing the due and full performance of all of Seller’s covenants and obligations accruing on and after the Closing Date under the Tenant Leases.

5.2.3 Assignment of Surviving Service Contracts and Other Interests. At Closing, (i) Cortona Seller shall assign to Buyer, to the extent assignable, Cortona Seller’s right, title, and interest in the Cortona Surviving Service Contracts and the Cortona Other Interests, by a duly executed Assignment of Surviving Service Contracts and Other Interests in the form of Exhibit I, and (ii) Encore Seller shall assign to Buyer, to the extent assignable, Encore Seller’s right, title, and interest in the Encore Surviving Service Contracts and the Encore Other Interests, by a duly executed Assignment of Surviving Service Contracts and Other Interests in the form of Exhibit I and, except as otherwise provided in this Contract, Buyer shall assume in writing the due and full performance of all of Seller’s covenants and obligations accruing on and after the Closing Date under the Surviving Service Contracts and the Other Interests.

5.2.4 Conversion and Sale Restrictive Covenants. Buyer and Cortona Seller shall execute and cause to be recorded immediately after the Cortona Deed, the Cortona Conversion and Sale Restrictive Covenant. Buyer and Encore Seller shall execute and cause to be recorded immediately after the Encore Deed, the Encore Conversion and Sale Restrictive Covenant.

5.2.5 Rent Roll. On the Closing Date, Seller shall deliver current rent rolls in the form of the rent rolls attached hereto as Exhibit D-1 and Exhibit D-2 and updated delinquency reports for the Cortona Property and the Encore Property.

5.2.6 Notices to Tenants. On the Closing Date, Seller and Buyer shall send a written notice, in form and content reasonably satisfactory to Buyer and Seller, to each Tenant informing each Tenant of the sale of the Property and of the assignment to, and assumption by Buyer of, Seller’s right, title, and interest in and obligations under the Tenant Leases and directing that all rent and other sums payable after the Closing Date under each Tenant Lease shall be paid as set forth in the notice. Seller and Buyer shall also send a written notice, in form and content reasonably acceptable to Buyer and Seller, to each party to a Surviving Service Contract informing such party of the Assignment of Surviving Service Contracts and Other Interests to, and assumption by Buyer of, Seller’s interest and obligations under such Service Contract.

5.2.7 Delivery of Tenant Leases, Service Contracts, and Other Interests. At or simultaneously with Closing, Seller shall deliver to Buyer the originals of each Tenant Lease (or, if originals are unavailable, duplicate originals or copies thereof), and each Surviving Service Contract (or, if originals are unavailable, duplicate originals or copies thereof), and Seller shall make available for copying by Buyer (at the Seller’s Local Property Manager’s office) all leasing, maintenance, and property files and records (excepting any Protected Information) related to the continued operation, leasing, and maintenance of the Property and any items comprising, documenting, or relating to any of the Other Interests, to the extent such items are in the possession or control of Seller or Seller’s Local Property Manager and not previously obtained by Buyer pursuant to Section 3.1.2.

5.2.8 Settlement Statement. Escrow Agent shall prepare a settlement statement for approval and execution by Buyer and Seller prior to Closing for each of the Cortona Property and the Encore Property. The settlement statements shall, among other items, set forth the Purchase Price, all credits against the Purchase Price, the amounts of all pro rations and other adjustments to the Purchase Price (as allocated between the Cortona Property and the Encore Property) and all disbursements to be made at Closing on behalf of Buyer and Seller (collectively, the “Settlement Statements”).

5.2.9 Releases of Liens. At or before Closing, Seller shall pay or cause to be paid or released any Liens created or caused by Seller and may evidence the satisfaction of such Liens by the delivery to Buyer and Title Company of a “pay-off” letter from the holder of the Lien secured by the applicable Property or any portion thereof or other evidence as reasonably required by the Title Company.

5.2.10 Non-Foreign Status. At Closing, Cortona Seller and Encore Seller shall each deliver to Buyer a Certification of Non-Foreign Status under Federal law duly executed in the form attached hereto as Exhibit K.

5.2.11 Re-Affirmation of Representations. Seller and Buyer shall affirm that all representations and warranties made by Seller or Buyer respectively continue to be true and correct in all material respects on the Closing Date, except as Seller may have modified its representations and warranties pursuant to Section 7.2.1.

5.2.12 Other Documents. At Closing, Seller and Buyer shall deliver any other documents required pursuant to this Contract or otherwise reasonably required by the Escrow Agent to complete the transaction contemplated by this Contract including, but not limited to, evidence reasonably acceptable to the Title Company authorizing the consummation by Seller of the transactions contemplated hereby and the execution and delivery of the closing documents on behalf of Seller.

5.2.13 Owner’s Declaration. At Closing, the Cortona Seller and the Encore Seller shall each execute and deliver to the Title Company separate owner’s declarations in the form of Exhibit F hereto (collectively, the “Owner’s Declaration”).

5.2.14 Certificate of Value. At Closing, Buyer shall execute and deliver to the Title Company Certificates of Value for each of the Cortona Property and Encore Property in the form required by the Title Company.

5.2.15 Conditions to Buyer’s Obligation to Close. Notwithstanding anything contained in this Contract to the contrary, Buyer’s obligation to Close shall be conditioned upon (i) the performance by Seller in all material respects of its covenants contained in this Contract, and (ii) all of the representations and warranties made by Seller in this Contract being true and correct in all material respects, subject to Section 7.2.3, as of the Closing Date.

5.2.16 Conditions to Seller’s Obligation to Close. Notwithstanding anything contained in this Contract to the contrary, Seller’s obligation to Close shall be conditioned upon (i) the performance by Buyer in all material respects of its covenants contained in this Contract, and (ii) all of the representations and warranties made by Buyer in this Contract being true and correct in all material respects as of the Closing Date.

6.	SELLER’S COVENANTS.

Between the Effective Date and the Closing Date, Seller shall comply with the following provisions:

6.1 Standard of Operation and Maintenance. Seller shall operate, manage, and maintain the Property in substantially the same manner as it has been operated by Seller prior to the Effective Date, subject to reasonable wear and tear and further subject to the occurrence of any damage or destruction to the Property by casualty or other causes or events beyond the control of Seller; provided, however, that Seller’s maintenance obligations under this Section 6.1 shall not include any obligation to make capital expenditures not incurred in Seller’s normal course of business or any other expenditures not incurred in Seller’s normal course of business. Seller will maintain in full force and effect its existing insurance coverage for the Property. Seller shall neither transfer nor remove any Personal Property or fixtures from the Property, except for any of such Personal Property as is replaced by Seller by an article of equal or better suitability and value, subject to depletions, replacements and additions in the ordinary course of Seller’s business.

6.2 New Tenant Leases and Modifications to Existing Tenant Leases. Buyer acknowledges and agrees that Seller will enter into new Tenant Leases and may cancel, modify, extend, renew Tenant Leases, and waive defaults under the Tenant Leases provided that (i) any such new Tenant Lease is on Seller’s standard form residential lease, the rent and landlord concessions and incentives are consistent with Seller’s past practices, the term is no shorter than six months nor more than eighteen months, and the Tenant Leases are otherwise entered into in the ordinary course of Seller’s business of leasing and operating the Property consistent with Seller’s past practices, (ii) if a Tenant Lease converts to a month-to-month tenancy or is extended on a month-to-month basis, the terms of such conversion or extension shall be acceptable by Seller in the ordinary course of Seller’s business of leasing and operating the Property, (iii) Seller is required to enter into a modification or extension pursuant to, and to the extent of, the terms and conditions of any Tenant Lease, (iv) for any surrender of a Tenant’s premises, Tenant shall be entitled to terminate his/her Tenant Lease pursuant to the terms thereof or Seller may accept such surrender in connection with Section 6.5 below, and (v) for any cancellation of, waiver of a default under, or modification of, such Tenant Lease, such action is in the ordinary course of Seller’s business, provided that no modification shall materially reduce the rent or other payment obligations accruing after the Closing Date.

6.3 New Service Contracts and Modifications to Existing Service Contracts.    Seller shall (a) not enter into any new Service Contracts that cannot be terminated, without penalty, on thirty (30) days (or fewer) written notice from the owner of the Property, (b) promptly notify Buyer if any Service Contracts are entered into and shall provide copies of same with such notification, and (c) for any Surviving Service Contract not cancel, modify, amend, extend, or renew any Surviving Service Contract, nor waive any default under or accept any surrender thereof, without in each case the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed. The failure of Buyer to object reasonably, within five (5) Business Days, of any receipt of any written request for consent, together with the appropriate documentation thereunder shall be deemed an approval of such request.

6.4 Marketing. For as long as the Contract has not been terminated, Seller shall not market the Property for sale to third parties, and Seller shall not solicit or accept any offers to purchase the Property (or any portion thereof) from any party other than Buyer.

6.5 Lease Enforcement. Seller shall have the right, but not the obligation, to enforce the rights and remedies of the landlord under any Tenant Lease, by summary proceedings or otherwise, and to apply all or any portion of any Tenant Deposits then held by Seller toward any loss or damage incurred by Seller by reason of any defaults by any Tenant, provided that, (i) with respect to delinquent rents, Seller may apply Tenant Deposits held by Seller only to rents that are thirty (30) days or more past due and (ii) with respect to any application by Seller of Tenant Deposits, Seller will deliver, in connection with any such application, written notice to the affected Tenant(s) indicating that their security deposits have been or are being so applied.

6.6 Zoning; Encumbrances. From and after the expiration of the Study Period, Seller will not (i) initiate or permit any zoning reclassification of the Property, (ii) seek any variance under existing zoning ordinances applicable to the Property or (iii) voluntarily encumber any portion of the Property except as may be required by law.

6.7 Roof Warranties. Seller shall use commercially reasonable efforts to coordinate any inspections required by Verisco in connection with the transfer of the Cortona Roof Warranty and/or the Encore Roof Warranty prior to Closing. Notwithstanding anything in this Contract to the contrary, (i) it shall not be a default by Seller if Verisco fails to complete the inspections or consent to the transfer of the Cortona Roof Warranty and/or the Encore Roof Warranty prior to Closing, and (ii) neither Verisco’s consent to the transfer of the Cortona Roof Warranty and/or the Encore Roof Warranty nor the assignment of the Cortona Roof Warranty and/or the Encore Roof Warranty to Buyer at Closing is a Buyer condition to Closing. In the event that either the Cortona Roof Warranty and/or the Encore Roof Warranty is not assigned to Buyer at Closing, Seller shall use commercially reasonable efforts to facilitate such transfers post-closing for a period of at least one (1) month following the Closing.

6.8 Certificates of Inspection. Prior to Closing, Seller shall satisfy the following requirements in accordance with §25.56.040 of the St. Louis, Missouri Code of Ordinances (collectively, the “City Inspection Requirements”): (i) arrange for all required inspections of dwelling units at each Property by the City of St. Louis, (ii) pay all fees associated with such inspections and the issuance of any new certificates of inspection for dwelling units at each Property, and (iii) deliver to Buyer at least two (2) Business Days prior to Closing copies of certificates of inspection dated within twelve (12) months of the Closing Date for all dwelling units at each Property. In the event Seller fails to timely satisfy the City Inspection Requirements, such failure shall not be deemed an event of default by Seller and the Closing Date shall be deemed extended to the date which is two (2) Business Days following Seller’s delivery to Buyer of certificates of inspection dated within twelve (12) months of the Closing Date for all dwelling units at each Property (such date referred to herein as the “Extended Closing Date”); provided, however, that the Extended Closing Date shall in no event occur later than March 15, 2021 (the “Outside Closing Date”). In the event Seller has not satisfied the City Inspection Requirements to permit Closing on the Outside Closing Date, Buyer may elect, at Buyer’s option, to: (a) waive such condition and proceed to closing without reduction of the Purchase Price, or (b) terminate this Contract in which event (i) the Deposit shall be promptly refunded to Buyer, and (ii) except as otherwise provided herein, Seller and Buyer shall be released from all further liability under this Contract.

7.	REPRESENTATIONS, WARRANTIES, AND COVENANTS OF SELLER.

7.1 Representations and Warranties. Cortona Seller, as to itself and the Cortona Property, and the Encore Seller, as to itself and the Encore Property, as of the Effective Date, represent and warrant to Buyer as follows:

7.1.1 Authority of Seller. Cortona Seller is a limited liability company organized under Delaware law, in good standing, and has the right, power, and authority to enter into this Contract and to sell the Cortona Property in accordance with the terms and conditions of this Contract without obtaining any consents or approvals from, or the taking of any other actions with respect to, any third parties. Encore Seller is a limited liability company organized under Delaware law, in good standing, and has the right, power, and authority to enter into this Contract and to sell the Encore Property in accordance with the terms and conditions of this Contract without obtaining any consents or approvals from, or the taking of any other actions with respect to, any third parties. All requisite limited liability company action has been taken by Seller in connection with entering into this Contract, the instruments referenced herein, and the consummation of the transaction contemplated hereby. This Contract, when executed and delivered by Seller and Buyer, and all Closing Documents, will constitute the valid and binding agreement of Seller. The person executing this Contract and the documents contemplated hereby on behalf of Seller has the power and authority to bind Seller.

7.1.2 Ability to Perform. Neither the execution and delivery of this Contract and the Closing Documents contemplated hereby nor the consummation of the transaction contemplated by this Contract, will result (either immediately or after the passage of time and/or the giving of notice) in breach or default by Seller under any agreement or understanding by which the Property is bound, to which Seller is a party, by which Seller may be barred from performing its obligations under this Contract, or which would have an adverse effect upon Seller’s ability to fully perform its obligations under this Contract.

7.1.3 Tenant Leases. To Seller’s Knowledge, the Tenant Leases consist of the Tenant Leases with the tenants set forth on Rent Rolls attached as Exhibit D-1 and Exhibit D-2. To Seller’s Knowledge, Seller has delivered or made available to Buyer at the Property, true and correct copies of the Tenant Leases which Seller uses in the normal course of its business.

7.1.4 Rent Rolls. The Rent Roll attached as Exhibit D-1 is in form and substance that Cortona Seller has relied upon in the ordinary course of its business. The Rent Roll attached as Exhibit D-2 is in form and substance that Encore Seller has relied upon in the ordinary course of its business.

7.1.5 Service Contracts. Attached hereto as a part hereof as Exhibit E is a list of all Service Contracts in effect with respect to the Property as of the Effective Date. Seller has not received nor delivered any written notice of default from or to any parties to the Service Contracts that has not been cured.

7.1.6 Litigation Proceedings. There is no litigation or proceeding pending or, to Seller’s Knowledge, threatened against or relating (a) to the Property, or (b) to Seller that, if determined adversely to Seller, would materially, adversely affect the Property or Seller’s ability to convey the Property in accordance with the terms hereof.

7.1.7 Violation Notices. Seller has not received any written notice from any Governmental Authority with respect to the violation of any Legal Requirement regulating the use of the Property that has not been cured by Seller.

7.1.8 Bankruptcy. Seller has not (a) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (b) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator, or similar official in any federal, state, or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, or (c) made an assignment for the benefit of creditors.

7.1.9 OFAC Compliance. Seller is currently in compliance with and shall at all times during the term of this Contract remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto. Seller is not, and will not be, a person or entity with whom Buyer is restricted from doing business with under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto, including without limitation persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List.

7.1.10 ERISA. Seller is not an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to Title I of ERISA, or a “plan” as defined in Section 4975(e)(1) of the Code, which is subject to Section 4975 of the Code. The assets of Seller constitute “plan assets” of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Code. The Property is owned by wholly owned subsidiaries of the AFL-CIO Building Investment Trust which is a collective investment fund managed by a bank within the meaning of U.S. Department of Labor class exemption 91-38. Seller is not a “governmental plan” within the meaning of Section 3(32) of ERISA, but assets of Seller include plan assets of one or more such plans. The transactions contemplated hereunder involving Seller are not in violation of state statutes applicable to Seller’s regulating investments of and fiduciary obligations with respect to governmental plans. The performance or discharge of Seller’s obligations hereunder shall not constitute a “prohibited transaction” under applicable provisions of the Code, ERISA or other applicable law provided that Buyer’s representations and warranties in Sections 8.1.6 hereof are true and correct.

7.1.11 Employees. There are no employees of Seller employed in connection with the use, operation, maintenance or management of the Property whom Buyer would be obligated to retain or compensate after the Closing Date.

7.2	Events Before Closing and Other Information; Survival.

7.2.1 General. Seller shall promptly notify Buyer in writing of any litigation or proceeding instituted against Seller, the Property or any portion thereof or, to Seller’s Knowledge, threatened in writing against Seller, the Property or any portion thereof before Closing and of any event or condition that, to Seller’s Knowledge, will cause a change in the facts relating to, or the truth of, any of the above representations or warranties. Seller shall be entitled to modify the representations and warranties contained in this Section 7 to reflect changes thereto first arising from the Effective Date until Closing (a) that arise in the ordinary course of Seller’s operation of the Property, and (b) such modifications were not caused by or the result of actions of Seller in violation of the terms of this Contract.

7.2.2 Survival. Except as provided in Section 7.2.3 below, the representations and warranties of Seller contained in this Contract shall survive the Closing for a period of nine (9) months (“Survival Period”). Buyer shall provide Seller with written notice (a “Notice of Breach”) of any alleged breach or failure of any representation or warranty and specifying the nature thereof. Buyer shall commence any action, suit, or proceeding with respect to any breach or failure that is the subject of the Notice of Breach, if at all, on or before the expiration of the Survival Period. Seller acknowledges and agrees that the resolution of such action, suit, or proceeding may not occur until after the expiration of the Survival Period and the Survival Period shall be deemed to be tolled with respect to (and only with respect to) any alleged breach or failure of a representation or warranty of which Seller receives a Notice of Breach before the expiration of the Survival Period, provided Buyer files an action, suit or proceeding with respect thereto prior to the expiration of the Survival Period.

7.2.3 Exception Matters. As used in this Contract, the term “Exception Matter” means a matter disclosed to Buyer in the Due Diligence Materials or in writing or discovered by Buyer before the Closing, that would make a representation or warranty of Seller contained in this Contract untrue or incorrect, including, without limitation, matters disclosed in writing to Buyer by Seller, or information obtained from interviews with the Local Property Manager, or from any other person. Buyer shall promptly notify Seller in writing of any Exception Matter of which Buyer obtains knowledge before the Closing. If the Buyer Group obtains knowledge of any Exception Matter before the Closing, but Buyer proceeds with the acquisition of the Property, Buyer shall consummate the acquisition of the Property subject to such Exception Matter and Seller shall have no liability with respect to such Exception Matter, notwithstanding any contrary provision, covenant, representation, or warranty contained in this Contract or in any other documents executed and delivered by Seller in connection with the Closing.

7.2.4 Limitation on Liability. Notwithstanding anything to the contrary contained herein, after the Closing: (a) the maximum aggregate liability of Seller, and the maximum aggregate amount that may be awarded to and collected by Buyer (including, without limitation, for any breach of any representation, warranty, and/or covenant by Seller) under this Contract and any documents executed and delivered pursuant hereto or in connection herewith, including without limitation the Closing Documents, but expressly excluding the prorations obligations of Seller under Section 4.3 and the indemnity obligations of Seller under Section 12.2, shall under no circumstances whatsoever exceed One Million Seven Hundred Fifty-Three Thousand Eight Hundred Dollars ($1,753,800) (the “Cap Amount”); and (b) no claim by Buyer alleging a breach by Seller of any representation, warranty, and/or covenant of Seller contained herein or in any other documents executed and delivered pursuant hereto or in connection herewith may be made, and Seller shall not be liable for any judgment in any action based on any such claim, unless and until such claim, either alone or together with any other claims by Buyer alleging a breach by Seller of any such representation, warranty, and/or covenant is for an aggregate amount in excess of One Hundred Thousand Dollars ($100,000) (“Floor Amount”), in which event Seller’s liability respecting any final judgment concerning such claim or claims shall be for the entire amount thereof, subject to the limitation set forth in clause (a) above; provided, however, that if any such final judgment is for an amount that is less than or equal to the Floor Amount, then Seller shall have no liability with respect thereto. Following Closing, Seller agrees that it will retain, or cause to be retained and maintained, the Cap Amount in a savings or deposit account at Bank of America, N.A. or another federally insured, national banking association (the “Post-Closing Reserve”), until the expiration of the Survival Period; provided, however, if Buyer initiates a lawsuit during the Survival Period, then Seller shall continue to retain or caused to be retained in a savings or deposit account at Bank of America, N.A. or another federally insured, national banking association an amount equal to the lesser of the Cap Amount or the amount of damages alleged by Buyer until such claim is settled or finally adjudicated. The provisions of this Section 7.2.4 shall survive Closing.

8.	REPRESENTATIONS, WARRANTIES, AND COVENANTS OF BUYER.

8.1 Buyer Representations. Buyer represents and warrants to Seller that each of the following representations and warranties is material and is true and correct as of the Effective Date and shall be true and correct at Closing:

8.1.1 Authority of Buyer. Buyer is duly organized and in good standing under the laws of the state of its formation, and has the right, power, and authority to enter into this Contract and to purchase the Property in accordance with the terms and conditions of this Contract without obtaining any consents or approvals from, or the taking of any other actions with respect to, any third parties. All requisite corporate, limited liability or partnership, as applicable, action has been taken by Buyer in connection with entering into this Contract, the instruments referenced herein, and the consummation of the transaction contemplated hereby. This Contract, when executed and delivered by Seller and Buyer, and all documents executed by Buyer pursuant hereto, will constitute the valid and binding agreement of Buyer. The person executing this Contract and the documents contemplated hereby on behalf of Buyer has the power and authority to bind Buyer.

8.1.2 Ability to Perform. Neither the execution and delivery of this Contract and the documents contemplated hereby nor the consummation of the transaction contemplated by this Contract, will result (either immediately or after the passage of time and/or the giving of notice) in breach or default by Buyer under any agreement or understanding to which Buyer is a party, by which Buyer may be barred from performing its obligations under this Contract, or which would have an adverse effect upon Buyer’s ability to fully perform its obligations under this Contract.

8.1.3 Bankruptcy. Buyer has not (a) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, or (b) caused, suffered, or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator, or similar official in any federal, state, or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, or (c) made an assignment for the benefit of creditors.

8.1.4 ERISA. Buyer is not a party in interest under Section 3(14) of ERISA or a disqualified person under Section 4975(e)(2) of the Internal Revenue Code of 1986, as amended, with respect to the AFL-CIO Building Investment Trust or the plans participating therein, a list of which has been provided to Buyer by Seller. Buyer is not an employee benefit plan as defined in Section 3(3) of ERISA, a plan as defined in Section 4975(e)(1) of the Code, nor an entity the assets of which are deemed to include plan assets pursuant to Department of Labor regulation Section 2510.3-101. The funds used by Buyer to purchase the Property do not constitute in full or in part “plan assets” subject to ERISA (as defined in 29 C.F.R. § 2510.3-101).

8.1.5 Anti-Money Laundering/International Trade Law Compliance. No Covered Entity (as defined below): (1) is a Sanctioned Person (as defined below); and (2) either in Covered Entity’s own right or through any third party, (a) has any of its assets in a Sanctioned Country (as defined below) or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law (as defined below), (b) does business in or with, or derives any of its income from investment in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

8.1.6 No Financing or Affiliation with PNC. Buyer has not and shall not finance all or any part of the Purchase Price with funds borrowed from PNC Bank, National Association or any affiliate or subsidiary thereof (collectively “PNC”). Buyer represents that PNC is not involved at the request of Buyer and has not been engaged by Buyer in any capacity in connection with the transactions contemplated by this Contract. PNC has not been engaged by, and is not receiving any fees directly from, Buyer in any capacity in connection with the transactions contemplated by this Contract or in connection with the Property. Buyer is not directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with PNC.

8.1.7 FIRRMA and DPA Compliance. The consummation of the transactions contemplated by this Contract will not result in the transfer of control of the Property to a Foreign Person as defined in 31 C.F.R. § 800.224 and 31 C.F.R. § 802.221, and will not constitute a Covered Transaction as defined in 31 C.F.R. § 800.213, or a Covered Real Estate Transaction as defined in 31 C.F.R. § 802.212. The transactions contemplated by this Contract do not require any reporting or filing pursuant to the Section 721 of the Defense Protection Act of 1950, as amended by the Foreign Investment and National Security Act of 2007 (“FINSA”), and the Foreign Investment Risk Review Modernization Act (“FIRRMA”).

8.1.8 Governmental Authorization. The execution, delivery and performance by Buyer of this Contract and the consummation by Buyer of the transactions contemplated hereby require no consent, approval, authorization or permit of or other action by, or filing, declaration, registration with, or notification to any Governmental Authority other than:

8.1.8.1 such consents, approvals, authorizations, permits, filings, declarations, actions, registrations, or notifications required as a result of the identity of Buyer or any of its affiliates, which the Buyer has disclosed on Schedule 1, and which Buyer undertakes to file with any required Governmental Authority and receive any required consent or approval prior to Closing; or

8.1.8.2 any filings required under, and compliance with any other applicable requirements of, the 1933 Act, the 1934 Act and any other applicable laws concerning state or federal securities or the rules and regulations of the NYSE; or

8.1.8.3 any consents, approvals, authorizations, permits, filings, declarations, actions, registrations, or notifications the absence of which would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated hereby.

8.1.9 Sophistication of Buyer. Buyer is a sophisticated buyer who is familiar with the ownership and operation of real estate projects similar to the Property, and (subject to the limitations on such activities imposed by the Tenant Leases or by Seller pursuant to the other provisions hereof) that Buyer has been given or will be given before the end of the Study Period, a full opportunity to inspect and investigate each and every aspect of the Property and any and all matters relating thereto, either independently or through agents of Buyer’s choosing.

8.2 Covered Entity Compliance. Buyer hereby covenants during the term of this Contract, that no Covered Entity: (1) will become a Sanctioned Person, and (2) either in Covered Entity’s own right or through any third party (a) will have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) will do business in or with, or derive any of its income from investment in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) will engage in any dealings or transactions prohibited by any Anti-Terrorism Law; or (d) will use any proceeds, funds or fees advanced pursuant to this Contract to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. Buyer further covenants that each Covered Entity shall comply with all Anti-Terrorism Laws. Buyer shall promptly notify Seller in writing upon the occurrence of a Reportable Compliance Event.

8.2.1 As used in this Section and in Section 8.1.5:

(a) “Anti-Terrorism Laws” means any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, or bribery, and any regulation, order, or directive promulgated, issued, or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

(b) “Covered Entity” means (a) Buyer, each of Buyer’s subsidiaries, and (b) each person or entity that, directly or indirectly, is in control of a person or entity described in clause (a) above. For purposes of this definition, control of a person or entity shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such person or entity or other persons or entities performing similar functions for such person or entity, or (y) power to direct or cause the direction of the management and policies of such person or entity whether by ownership of equity interests, contract or otherwise.

(c) “Governmental Body” means any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

(d) “Law” shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Body, foreign or domestic.

(e) “Reportable Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

(f) “Sanctioned Country” means a country subject to a sanctions program maintained under any Anti-Terrorism Law.

(g) “Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

8.3 Survival. The representations and warranties of Buyer contained in this Contract shall survive the termination of the Contract for a period of nine (9) months.

9.	CASUALTY AND CONDEMNATION.

9.1 Casualty. If before the Closing Date any of the Improvements is damaged or destroyed by fire or other casualty (“Casualty”), then Seller shall deliver prompt written notice to Buyer of such Casualty and the following provisions shall apply with respect to such Casualty (and the Closing Date shall be extended to permit Buyer to exercise its rights hereunder):

9.1.1 Major Casualty. If such damage or destruction results in a casualty loss to either the Cortona Property or the Encore Property, individually, (i) in an amount exceeding Two Million Five Hundred Thousand Dollars ($2,500,000), or (ii) that is an uninsured loss in an amount exceeding Two Hundred Fifty Thousand Dollars ($250,000) for which Seller has not agreed to credit Buyer, then, in any such event, Buyer shall have the right to terminate this Contract by written notice to Seller received within ten (10) days after Buyer has received notice of such Casualty (and, to the extent applicable, the Closing Date shall be extended to the day after the expiration of such ten (10) day period), whereupon Escrow Agent shall return the Deposit to Buyer and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation, or liability set forth herein expressly survives termination of this Contract. If this Contract is not terminated pursuant to this Section 9.1.1, Seller shall not be obligated to repair or restore the Property except as otherwise provided herein. Buyer shall be obligated to Close on the purchase and sale contemplated by this Contract as scheduled without adjustment of the Purchase Price and Seller shall assign to Buyer at Closing all insurance proceeds payable under Seller’s insurance policies on account of such damage or destruction and, except to the extent the same are used to reimburse Seller for any restoration work approved by Buyer, pay to Buyer all such unallocated insurance proceeds previously paid plus an amount equal to the amount (but in no event greater than the amount of such casualty loss) that the insurer is entitled pursuant to the terms of the applicable insurance policy to deduct from the proceeds otherwise payable to Seller on account of such casualty loss; and Seller shall not be obligated to repair or restore the Property except as otherwise provided herein.

9.1.2 Minor Casualty. If such damage or destruction results in a Casualty that does not permit Buyer to terminate this Contract pursuant to Section 9.1.1, Seller shall not be obligated to repair or restore the Property except as otherwise provided herein. Buyer and Seller shall be obligated to Close on the purchase and sale contemplated by this Contract as scheduled without adjustment of the Purchase Price and Seller shall assign to Buyer at Closing all insurance proceeds payable under Seller’s insurance policies on account of such damage or destruction, except to the extent the same are used to reimburse Seller for any restoration work approved by Buyer, and pay to Buyer all such unallocated insurance proceeds previously paid plus an amount equal to the amount (but in no event greater than the amount of such casualty loss) that the insurer is entitled pursuant to the terms of the applicable insurance policy to deduct from the proceeds otherwise payable to Seller on account of such casualty loss; and Seller shall not be obligated to repair or restore the Property except as otherwise provided herein.

9.2 Condemnation. If before the Closing Date there shall be instituted against the Property any Condemnation Proceeding, Seller shall immediately give written notice (“Seller’s Condemnation Notice”) of the Condemnation Proceeding to Buyer, and:

9.2.1 Major Taking. If a Condemnation Proceeding would result in, with respect to either the Cortona Property or the Encore Property, individually, (i) the taking of any portion of any Improvement or ten percent (10%) or more of the total area of the Cortona Land or the Encore Land as applicable (exclusive of any access roads or streets) or (ii) the total number of parking spaces being less than required by applicable Legal Requirements, then Buyer shall have the right, in its sole discretion, to terminate this Contract by written notice to Seller received within ten (10) days after the receipt of Seller’s

Condemnation Notice (and, to the extent applicable, the Closing Date shall be extended to the day after the expiration of such ten (10) day period), whereupon Escrow Agent shall return the Deposit to Buyer and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Contract. If Buyer shall not elect to so terminate this Contract, Buyer shall be obligated to Close on the purchase and sale contemplated hereby as scheduled less the portion of the Property so taken or subject to the Condemnation Proceeding without adjustment of the Purchase Price and Seller shall assign or pay to Buyer at Closing all of Seller’s right, title, and interest in any award payable on account of the Condemnation Proceeding and/or pay to Buyer all such awards previously paid and Seller shall have no obligation to repair or restore the Property not so taken by the Condemnation Proceeding except as otherwise provided herein.

9.2.2 Minor Taking. If the Condemnation Proceeding would not involve, with respect to either the Cortona Property or the Encore Property, individually, (i) the taking of any portion of any Improvement or ten percent (10%) or more of the total area of the Cortona Land or the Encore Land as applicable (exclusive of any access roads or streets), or (ii) a taking that renders the total number of parking spaces being less than required by applicable Legal Requirements, Buyer shall have no right to terminate this Contract, and Buyer shall be obligated to Close on the purchase and sale contemplated hereby as scheduled less the portion of the Property so taken or subject to the Condemnation Proceeding without adjustment of the Purchase Price and Seller shall assign to Buyer at Closing all of Seller’s right, title, and interest in any award payable on account of such Condemnation Proceeding and/or pay to Buyer all such awards previously paid. Seller shall have no obligation to repair or restore the Property not so taken by the Condemnation Proceeding except as otherwise provided herein.

10.	DEFAULT.

10.1 Buyer’s Default; Liquidated Damages. Buyer and Seller each acknowledge that it would be difficult to ascertain the actual damages that would be suffered by Seller if Buyer defaults in consummating the purchase and sale contemplated by this Contract or breaches its obligations under this Contract. Accordingly, if all conditions precedent to Buyer’s obligation to consummate the transactions contemplated by this Contract have been satisfied or waived, but Buyer fails, refuses, or is unable to consummate the purchase and sale contemplated by this Contract, then Seller’s sole and exclusive remedy shall be to obtain the Deposit from the Escrow Agent as liquidated damages and not as a penalty for such Buyer’s default; provided, however, that Seller shall retain any and all rights under the law of contribution to the extent Seller incurs costs and Buyer fails to pay one-half of all expenses incurred under Section 12.16 below, and to recover under all indemnification obligations of Buyer set forth in this Contract; such rights to be separate from and in addition to Seller’s rights under this Section 10.1. On Seller’s receipt of the Deposit, neither party to this Contract shall have any further liability to the other and this Contract shall terminate and thereupon Seller and Buyer shall be released from all further liability under this Contract except as otherwise provided in this Contract. SELLER AND BUYER ACKNOWLEDGE AND AGREE THAT (1) THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF AND BEARS A REASONABLE RELATIONSHIP TO THE DAMAGES THAT WOULD BE SUFFERED AND COSTS INCURRED BY SELLER AS A RESULT OF HAVING WITHDRAWN THE PROPERTY FROM SALE AND THE FAILURE OF CLOSING TO HAVE OCCURRED DUE TO A DEFAULT OF BUYER UNDER THIS CONTRACT; (2) THE ACTUAL DAMAGES SUFFERED AND COSTS INCURRED BY SELLER AS A RESULT OF SUCH WITHDRAWAL AND FAILURE TO CLOSE DUE TO A DEFAULT OF BUYER UNDER THIS CONTRACT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO DETERMINE; (3) BUYER SEEKS TO LIMIT ITS LIABILITY UNDER THIS CONTRACT TO THE AMOUNT OF THE DEPOSIT IN THE EVENT THIS CONTRACT IS TERMINATED AND THE TRANSACTION CONTEMPLATED BY THIS CONTRACT DOES NOT CLOSE DUE TO A DEFAULT OF BUYER UNDER THIS CONTRACT; AND (4) THE AMOUNT OF THE DEPOSIT SHALL BE AND CONSTITUTE REASONABLE AND VALID LIQUIDATED DAMAGES.

BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS CONTRACT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION.

SELLER:     /s/ Clayton Flanagn                  BUYER:     /s/ JG

10.2 Seller’s Default. If all conditions and other events precedent to Seller’s obligations to consummate the transactions contemplated by this Contract have been satisfied or waived, but Seller fails, refuses, or is unable to consummate the purchase and sale contemplated by this Contract, then Buyer’s sole and exclusive remedy shall be either to (a) file a suit against Seller for specific performance to enforce Seller’s obligations to convey the Property within thirty (30) days after the Closing Date, provided that no such action in specific performance shall seek to require Seller to do any of the following: (i) change the condition of the Property or restore the same after any Casualty; (ii) expend money or post a bond to remove a title encumbrance or defect or correct any matter shown on a Survey of the Property, except as required in Section 3.3.5 and/or Section 5.2.9; or (iii) secure any Permit, approval, or consent for the Property or Seller’s conveyance of the Property, or (b) send written notice to Seller and Escrow Agent of Seller’s default, in which event Escrow Agent shall promptly return the Deposit to Buyer. On payment of the Deposit, neither party to this Contract shall have any further liability to the other and this Contract shall terminate and thereupon Seller and Buyer shall be released from all further liability under this Contract except as otherwise provided in this Contract, and Seller shall pay to Buyer, as liquidated damages, the amount of Buyer’s actual, third-party out-of-pocket costs related to the transactions contemplated by this Contract in an amount not to exceed One Hundred Fifty Thousand Dollars ($150,000) (which obligation shall survive a termination of this Contract); provided, however, in either case, that Buyer shall retain its rights under Section 12.2, such rights to be separate from and in addition to Buyer’s rights under this Section 10.2.

10.3 Lis Pendens. Without limitation on the other limitations on remedies contained herein, in the event of any dispute between the parties respecting this Contract or the transactions herein contemplated, Buyer hereby waives (i) any right to record or file a lis pendens or other similar notice of suit, and (ii) any right to assert any claim affecting the right of possession or title to the Property. Notwithstanding the foregoing, in the event that Buyer elects to file a suit against Seller for specific performance to enforce Seller’s obligations to convey the Property within thirty (30) days after the Closing Date in accordance with Section 10.2, Buyer shall have the right to record or file a lis pendens or other similar notice of suit with respect to the Property.

11.	NOTICES.

Any notice, demand, consent, approval, request, or other communication or document to be provided hereunder to a party hereto shall be in writing and shall be given to such party at its address, email address or telecopy number set forth below or such other address or email as such party may hereafter specify for that purpose by notice to the other party. Each such notice, request, or communication shall, for all purposes, be deemed given and received (a) if hand delivered against receipted copy, when the copy thereof is receipted, (b) if given by a recognized overnight delivery service, the day on which such notice, request, or other communication is actually received or rejected by the recipient, (c) if given by registered mail or if given by certified mail, return receipt requested, postage prepaid, three (3) days after it is posted with the United States Postal Service, at the address specified below, and (d) if given by email on the date of delivery, provided that such notice, request, or communication shall also have been sent by one other approved means of delivery:

If to Seller:

BIT Highland Park Apartments, LLC and

BIT Encore at Forest Park Apartments, LLC

c/o PNC Bank, National Association, Trustee

One East Pratt Street, Fifth Floor East, Mail Stop C3-C411-5C

Baltimore, Maryland 21202

Attention: BIT Notice Recipient

Email: Bitnoticerecipent@pnc.com

with copies to:

PNC Realty Investors, Inc.

One East Pratt Street, Fifth Floor East, Mail Stop C3-C411-5C

Baltimore, Maryland 21202

Attn: Kenneth M. Marty, Jr.

Email: kenzie.marty@pnc.com

and:

Orrick, Herrington & Sutcliffe LLP

405 Howard Street

San Francisco, California 94105

Attention: Dustin C. Calkins and Kelsey Kummer

Email: dcalkins@orrick.com and kkummer@orrick.com

If to Buyer:	Invesco Advisers, Inc. 2001 Ross Avenue, Suite 3400 Dallas, Texas 75201 Attn: Jason W. Geer Email: jason.geer@invesco.com

with copies to:	Greenberg Traurig, P.A. 333 S.E. 2nd Avenue, 44th Floor Miami, Florida 33131 Attn: Richard J. Giusto, Esq. Email: GiustoR@gtlaw.com

If to Escrow Agent:	Commonwealth Title of Dallas, Inc. 2651 N. Harwood Street, Suite 260 Dallas, Texas 75201 Attn: Bev Griesse Email: BGriesse@cltlt.com

12.	GENERAL PROVISIONS.

12.1 Assignment. Buyer may not assign its rights under this Contract without the prior written approval of Seller, which approval Seller may grant or withhold in its sole and absolute subjective discretion; provided, however, that Buyer shall have the one-time right to freely and separately assign its rights to purchase the Cortona Property and the Encore Property under this Contract at Closing to two separate entities Controlled (as defined below) (i) by Buyer or under common Control with Buyer, or (ii) Controlled by Invesco U.S. Income REIT, LLC and/or Invesco Real Estate Income Trust, Inc. In case of such permitted assignments, Buyer shall notify Seller and Escrow Agent in writing of the identity of the assignees at least five (5) Business Days before the date of assignments and attach a copy of the proposed assignment instruments. For purposes of this Section 12.1, “Control” or “Controlled” means the power to influence directly or indirectly the direction, management, or policies of an entity. Buyer shall not be released from any liability under this Contract upon any such assignments. On or before Closing, Buyer shall deliver to Seller fully executed assignment and assumption agreements which must provide, inter alia, that (a) Buyer and such assignee shall be jointly and severally liable for all liabilities and obligations of Buyer under this Contract, (b) such assignee makes the representations and warranties in favor of Seller made by Buyer in this Contract with respect to such assignee as of the date of the assignment and will be true as of the Closing, and (c) expressly permit Seller to rely on (a) and (b) above. In such event, and notwithstanding anything contained in this Contract to the contrary, all conveyances and deliveries required by Section 5.2 above shall be made to and/or by, as applicable, the respective entity designated by Buyer as the purchaser of the Cortona Property and the purchaser of the Encore Property.

12.2 Brokers. Seller and Buyer acknowledge that Jones Lang LaSalle Americas, Inc. (“Broker”) and Balke Brown Transwestern (“Co-Broker”) have acted as the broker of the transaction contemplated herein and that (i) Seller shall be solely responsible to pay Broker a commission or fee in accordance with the terms of a separate agreement between them and (ii) Broker shall be solely responsible to pay Co-Broker a commission or fee in accordance with the terms of a separate agreement between them. Except as provided in the preceding sentence, each party represents to the other that such party has not incurred any obligation to any broker or real estate agent with respect to the purchase or sale of the Property. Each of Seller and Buyer warrants and represents to the other that except as referenced in the first sentence of this Section 12.2, such party has employed (expressly or implied) no broker or finder and has made no agreement (express or implied) to pay any broker’s commissions or finder’s fees in connection with the transactions contemplated by this Contract. Each of Seller and Buyer agrees to indemnify and defend the other against and to hold the other harmless of and from all claims, demands, liabilities, costs, and expenses (including, but not limited to, reasonable attorneys’ fees) for any commission or fee payable to or claimed by any broker or finder employed (expressly or impliedly) by it or with whom it made an agreement (express or implied) to pay a broker’s commission or a finder’s fee, except as referenced in the first sentence of this Section 12.2. The representations, warranties, undertakings and indemnities of this Paragraph shall survive the Closing hereunder and any termination of this Contract.

12.3 Binding Effect. This Contract shall be binding on each party hereto and such party’s successors and assigns and shall inure to the benefit of each party hereto and such party’s successors and permitted assigns.

12.4 Entire Agreement. This Contract and all the exhibits referenced herein and annexed hereto contain the entire agreement of the parties hereto with respect to the matters contained herein, and no prior agreement or understanding pertaining to any of the matters connected with this transaction shall be effective for any purpose. Except as may be otherwise provided herein, the agreements embodied herein may not be amended except by an agreement in writing signed by the parties hereto.

12.5 Time is of the Essence. TIME IS OF THE ESSENCE of the transaction contemplated by this Contract.

12.6 Governing Law. This Contract shall be governed by the laws of the State of Missouri, without regard to principles of conflicts of laws.

12.7 Further Assurances. Each party shall execute and deliver to the other such further documents or instruments as may be reasonable and necessary in furtherance of the performance of the terms, covenants, and conditions of this Contract. This covenant shall survive Closing.

12.8 Exclusive Application. Nothing in this Contract is intended or shall be construed to confer on or to give to any person, firm, or corporation other than the parties hereto any right, remedy, or claim under or by reason of this Contract. All terms and conditions of this Contract shall be for the sole and exclusive benefit of the parties hereto and may not be assigned except as provided herein.

12.9 Severability. If any one or more of the provisions contained in this Contract shall for any reason be held to be invalid, illegal, or unenforceable in any respect, that invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Contract shall be construed as if the invalid, illegal, or unenforceable provision had never been contained herein. Furthermore, in lieu of any invalid, illegal, or unenforceable provision, there shall be automatically added to this Contract a provision as similar to the illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable provided such substitute provision does not change the intent of the parties.

12.10 Interpretation. The titles, captions, and paragraph headings are inserted for convenience only and are in no way intended to interpret, define, limit, or expand the scope or content of this Contract or any provision hereof. If any party to this Contract is made up of more than one person or entity, then all such persons and entities shall be included jointly and severally, even though the defined term for such party is used in the singular in this Contract. If any time period under this Contract ends on a day other than a Business Day, then the time period shall be extended until the next Business Day. This Contract shall be construed without regard to any presumption or other rule requiring construction against the party causing this Contract to be drafted. If any words or phrases in this Contract shall have been stricken out or otherwise eliminated, regardless of whether any other words or phrases have been added, this Contract shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Contract and no implication or inference shall be drawn from the fact that such words or phrases were so stricken out or otherwise eliminated.

12.11 Counterparts. This Contract may be executed in separate counterparts and may be delivered by means of facsimile, by electronic PDF or by other electronic means (e.g., DocuSign) on a Business Day. It shall be fully executed when each party whose signature is required has signed at least one counterpart even though no one counterpart contains the signatures of all of the parties to this Contract.

12.12 No Implied Waiver. Unless otherwise expressly provided herein, no waiver by Seller or Buyer of any provision hereof shall be deemed to have been made unless expressed in writing and signed by such party. No delay or omission in the exercise of any right or remedy accruing to Seller or Buyer upon any breach under this Contract shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by Seller or Buyer of any breach of any term, covenant, or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant, or condition herein contained.

12.13 Rights Cumulative. All rights, powers, options, or remedies afforded to Seller or Buyer either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option, or remedy shall not bar other rights, powers, options, or remedies allowed herein or by law, unless expressly provided to the contrary herein.

12.14 Memorandum. Neither party hereto shall record this Contract or any memorandum hereof.

12.15 Attorneys’ Fees. Should either party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Contract, or to recover damages for breach of this Contract, the non-prevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) agrees to pay to the prevailing party all reasonable costs, damages and expenses, including attorney’s fees, expended or incurred in connection therewith, both at trial and on appeal or petition for review.

12.16 Escrow Agent.

12.16.1 Reliance. Escrow Agent shall be the reporting person pursuant to 26 C.F.R. 1.6045-4. Escrow Agent may act in reliance on any writing or instrument or signature that Escrow Agent, in good faith, believes to be genuine, and may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument and may assume that any person purporting to give any writing, notice, advice, or instruction in connection with the provisions hereof has been duly authorized so to do. Escrow Agent’s duties hereunder shall be limited to the safe-keeping of the Deposit and the disposition of the same in accordance with the terms hereof.

12.16.2 Indemnification. Seller and Buyer, jointly and severally, hereby agree to indemnify Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits, or proceedings at law or in equity, or any other expense, fees, or charges of any character or nature, which Escrow Agent may incur or with which Escrow Agent may be threatened by reason of its acting as Escrow Agent under this Contract, and in connection therewith, to indemnify Escrow Agent against any and all expenses, including reasonable attorneys’ fees and the cost of defending any actions, suit or proceeding or resisting any claim.

12.16.3 Court Action. If the parties hereto shall be in disagreement about the interpretation of this Contract, or about their rights and obligations hereunder, or the propriety of any action contemplated by Escrow Agent hereunder, any party hereto may, at its discretion, file an action in a court of competent jurisdiction to resolve such disagreement. Escrow Agent shall be indemnified, jointly and severally, by Seller and Buyer for all costs, including attorneys’ fees, in connection with any such action, and shall be fully protected in suspending all or a part of its activities under this Contract until a final judgment, order, or decree in the action is received.

12.16.4 Standard of Care. Escrow Agent shall not be liable for any mistakes of fact, or errors of judgment, or for any acts or omission of any kind unless caused by the willful misconduct or negligence of Escrow Agent.

12.16.5 Reporting Person. In order to assure compliance with the requirements of Section 6045 of the Code and any related reporting requirements of the Code, the parties hereto agree that Escrow Agent, by its execution hereof, hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Code.

12.16.6 Deposit. Escrow Agent shall maintain the Deposit with an FDIC insured institution and in an interest bearing account.

12.17 No Personal Liability. In no event shall any member or limited partner, or any manager, officer, director, agent, advisor, trustee or representative of Seller or Buyer have any personal liability, directly or indirectly, under this Contract or the transactions contemplated hereby. Buyer, its affiliates and their respective successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller’s interest in the Property and proceeds from the sale of the Property for the payment of any claim or for any performance, and Buyer on behalf of itself and its successors and assigns hereby waives any and all such personal liability. The limitations of liability contained in this Section 12.17 shall survive the termination of this Contract or the Closing Date, as applicable, and are in addition to, and not in limitation of, any limitation on liability applicable to Seller provided elsewhere in this Contract or by law or by any other contract, agreement or instrument.

12.18 Confidentiality. In addition to the provisions of Section 3.2.5, Buyer shall maintain as confidential any and all material obtained about this Contract, or the transactions contemplated hereby, and shall not disclose such information to any other person without the prior written consent of Seller unless and until a sale of the Property shall have been consummated between Seller and Buyer. Notwithstanding anything to the contrary hereinabove set forth, Buyer may disclose such information (i) to the Buyer Group, but subject to such individuals or entities being bound by the confidentiality provisions of this paragraph, (ii) as any Governmental Authority may require in order to comply with applicable laws, provided that Buyer give Seller at least two (2) Business Days’ prior written notice before Buyer discloses such information to such Governmental Authority, (iii) to the extent that such information is a matter of public record other than as a result of a disclosure by Buyer or any other member of the Buyer Group, and (iv) to the extent such information was available to the Buyer or any other member of the Buyer Group on a non-confidential basis prior to its disclosure by the Seller or any member of the Seller Group. In addition, the confidentiality restrictions contained in this paragraph shall not apply to any disclosures required by law or regulatory requirement, by court order or subpoena, or in the event of litigation between the parties arising out of this Contract or a contract of sale, if any. Buyer agrees to indemnify, defend and hold harmless each of the Seller Group from and against any and all claims, damages of any kind or nature, demands, actions or causes of action, assessments, losses, costs, expenses, liabilities, interest, penalties, and reasonable attorneys’ fees, suffered or incurred by the Seller Group, or any of them, resulting from a failure by Buyer or any other member of the Buyer Group to keep the Confidential Information confidential in accordance with the terms of this Contract. Seller shall not issue any press release regarding the identity of Buyer, the Purchase Price or the “cap rate” of either Property. The provisions of this paragraph shall survive the Closing or any termination of this Contract.

12.19 JURY TRIAL WAIVER. THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY, AND IRREVOCABLY WAIVE THEIR RIGHT TO A TRIAL BY JURY AND AGREE THAT ANY CLAIM, COUNTERCLAIM, AND OTHER DISPUTE HEREUNDER SHALL BE DECIDED SOLELY BY A JUDGE (WITHOUT THE USE OF A JURY) SITTING IN A COURT OF COMPETENT JURISDICTION. THIS JURY TRIAL WAIVER PROVISION SHALL SURVIVE THE CLOSING AND THE TERMINATION OF THIS CONTRACT.

12.20 CONDOMINIUM CONVERSION. Buyer and Cortona Seller shall execute and cause to be recorded immediately after the Cortona Deed, the Cortona Conversion and Sale Restrictive Covenant. Buyer and Encore Seller shall execute and cause to be recorded immediately after the Encore Deed, the Encore Conversion and Sale Restrictive Covenant. IF BUYER CONVERTS EITHER THE CORTONA PROPERTY OR THE ENCORE PROPERTY INTO A CONDOMINIUM FORM OF PROPERTY OWNERSHIP IN VIOLATION OF EITHER THE CORTONA CONVERSION AND SALE RESTRICTIVE COVENANT OR THE ENCORE CONVERSION AND SALE RESTRICTIVE COVENANT, BUYER SHALL INDEMNIFY, DEFEND, AND FOREVER HOLD HARMLESS SELLER FROM AND AGAINST ANY AND ALL CLAIMS, ACTIONS, LIABILITIES, DAMAGES, LOSSES, COSTS, AND EXPENSES, INCLUDING BUT NOT LIMITED TO ATTORNEYS’ FEES, THAT MAYBE ASSERTED AGAINST OR INCURRED BY SELLER AS A RESULT OF OR IN CONNECTION WITH ANY CLAIMS BY ANY CONDOMINIUM UNIT PURCHASER OR PURCHASERS OR ANY CONDOMINIUM ASSOCIATION THAT THERE ARE ANY FAULTS, DEFECTS, NON-CONFORMITIES, OR VIOLATIONS IN OR WITH RESPECT TO THE PROPERTY OR THE CONSTRUCTION, MAINTENANCE, OR REPAIR THEREOF. BUYER’S OBLIGATIONS UNDER THIS SECTION 12.20 SHALL SURVIVE THE CLOSING FOR TEN (10) YEARS FROM THE DATE OF THE FINAL CERTIFICATE OF OCCUPANCY FOR THE CORTONA PROPERTY AND ENCORE PROPERTY, AS APPLICABLE, AND SHALL NOT BE SUBJECT TO THE SURVIVAL PERIOD, EXCEPT THAT BUYER’S INDEMNITY OBLIGATIONS AS CONTAINED THIS SECTION 12.20 SHALL NOT APPLY TO A VIOLATION OF THIS COVENANT FIRST OCCURRING FOLLOWING THE SALE OF THE PROPERTY TO A THIRD-PARTY IN WHICH EVENT THE PROVISIONS OF THE CORTONA CONVERSION AND SALE RESTRICTIVE COVENANT AND ENCORE CONVERSION AND SALE RESTRICTIVE COVENANT, AS APPLICABLE, SHALL CONTROL.

12.21 Access and Indemnity Agreement. The Access and Indemnity Agreement is hereby terminated subject to the obligations of the parties thereto that expressly survive termination.

12.22 Post-Closing Access. For a period of three (3) years subsequent to the Closing Date, Seller and its employees, agents and representatives shall be entitled, upon five (5) business days prior written notice to Buyer, to access during business hours to all documents, books and records given to Buyer by Seller at the Closing relating to the periods prior to Closing for tax and audit purposes, regulatory compliance, and cooperating with governmental investigations upon reasonable prior notice to Buyer, and shall have the right to make copies of such documents, books and records at Seller’s sole cost and expense.

12.23 Audit Information. Buyer has advised Seller that Buyer must comply with Securities and Exchange Commission Regulations S-X (17 C.F.R. § Part 210) (“Regulation SX”), including, but not limited to, Item 3-14, which requires Buyer to cause to be prepared three (3) years of audited income statements for the Property. Seller shall use commercially reasonable efforts to provide Buyer, at no out-of-pocket cost and solely de minimis internal cost to Seller, any reasonable financial information, financial statements and supporting documentation (the “Audit Information”) in Seller’s possession or under Seller’s control as are reasonably necessary for Buyer’s auditors to prepare such audited income statements in compliance with Regulation S-X. All Audit Information shall be provided to Buyer solely for informational purposes, all without representation or warranty of any kind whatsoever. The provisions of this Section 12.23 shall survive the Closing.

[Signatures Appear On Following Pages]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Contract as of the date set forth beneath their respective signatures.

SELLER:

BIT HIGHLAND PARK APARTMENTS, LLC,
a Delaware limited liability company

By:	BIT Investment Sixty, LLC,
a Delaware limited liability company, its sole member

	By:	/s/ Clayton Flanagan
	Name:	Clayton Flanagan
	Title:	Vice President/Assistant Secretary

BIT ENCORE AT FOREST PARK APARTMENTS, LLC,
a Delaware limited liability company

By:	BIT Investment Seventy- Seven, LLC,
a Delaware limited liability company, its sole member

	By:	/s/ Clayton Flanagan
	Name:	Clayton Flanagan
	Title:	Vice President/Assistant Secretary

BUYER:

INVESCO ADVISERS, INC.,
a Delaware corporation

By:	/s/ Jason W. Geer
Name:	Jason W. Geer
Title:	Assistant Vice President

JOINDER

Escrow Agent joins in the execution of this Contract to evidence its agreement to be bound by the terms and conditions hereof.

COMMONWEALTH TITLE OF DALLAS, INC.

By:	/s/ Bev Griesse
Name: Bev Griesse
Title: Escrow Officer

LIST OF EXHIBITS

Exhibit A-1 Exhibit A-2	Cortona Land Description Encore Land Description
Exhibit B-1 Exhibit B-2	Cortona Personal Property Encore Personal Property
Exhibit C	Intentionally Omitted
Exhibit D-1 Exhibit D-2	Cortona Rent Roll Encore Rent Roll
Exhibit E	List of Service Contracts
Exhibit E-1 Exhibit E-2	List of Cortona Mandatory Contracts List of Encore Mandatory Contracts
Exhibit F	Form of Owner’s Declaration
Exhibit G	Form of Deed
Exhibit H	Form of Assignment of Leases
Exhibit I	Form of Assignment of Surviving Service Contracts and Other Interests
Exhibit J	Form of Bill of Sale
Exhibit K	Form of FIRPTA Affidavit
Exhibit L Exhibit M	Form of Conversion and Sale Restrictive Covenant Form of Declaration Estoppel

Schedule 1	Buyer Approvals

2

EXHIBIT A-1

Cortona Land Description

PARCEL NO. 1:

LOT 8A-1 OF THE RESUBDIVISION OF LOT 8A OF THE RESUBDIVISION OF LOT 8 OF THE HIGHLANDS AT FOREST PARK, AND IN BLOCK 4002 OF THE CITY OF ST. LOUIS, MISSOURI, ACCORDING TO THE PLAT THEREOF RECORDED IN BOOK 03072012, PAGE 0106 OF THE ST. LOUIS CITY, MISSOURI, RECORDS.

PARCEL NO. 2:

NON-EXCLUSIVE EASEMENTS FOR INGRESS AND EGRESS CREATED AND ESTABLISHED BY THE INDENTURE OF COVENANTS AND RESTRICTIONS DATED MARCH 17TH, 2000 AND RECORDED ON MARCH 24TH, 2000 IN BOOK 1624M, PAGE 1970 AND BY THE PLAT RECORDED ON MARCH 21ST, 2000 IN PLAT BOOK 74, PAGE 15, OVER THE PRIVATE STREETS LOCATED WITHIN SAID SUBDIVISION OF THE HIGHLANDS AT FOREST PARK.

PARCEL NO. 3

NON-EXCLUSIVE EASEMENT FOR PURPOSES OF PEDESTRIAN AND VEHICULAR ACCESS, INGRESS AND EGRESS CREATED BY THE DRIVEWAY CONSTRUCTION, MAINTENANCE AND EASEMENT AGREEMENT DATED DECEMBER 28TH, 2006 AND RECORDED ON DECEMBER 29TH, 2006 IN BOOK 12292006, PAGE 0303 AND BY THE INSTRUMENT DATED DECEMBER 29TH, 2006 RECORDED ON JANUARY 11TH, 2007 IN BOOK 01112007, PAGE 0025, OVER A DRIVEWAY LOCATED ON A PORTION OF THE FOLLOWING DESCRIBED PROPERTIES TO-WIT:

LOT 8A-2 OF THE RESUBDIVISION OF LOT 8A OF THE RESUBDIVISION OF LOT 8 OF THE HIGHLANDS AT FOREST PARK, AND IN BLOCK 4002 OF THE CITY OF ST. LOUIS, MISSOURI, ACCORDING TO THE PLAT THEREOF RECORDED IN BOOK 03072012, PAGE 0106 OF THE ST. LOUIS CITY, MISSOURI, RECORDS.

AND LOT 8B OF THE RESUBDIVISION OF LOT 8 OF THE RESUBDIVISION OF LOT 5B OF THE RESUBDIVISION OF LOT 4 AND 5 OF HIGHLANDS AT FOREST PARK, A SUBDIVISION ACCORDING TO THE PLAT THEREOF RECORDED IN BOOK 12052006, PAGE 0185 OF THE ST. LOUIS CITY, MISSOURI, RECORDS, AND BEING LOCATED IN PART OF BLOCK 4002 OF THE CITY OF ST. LOUIS, MISSOURI.

PARCEL NO. 4:

LOT A OF HIGHLANDS AT FOREST PARK PLAT TWO, A SUBDIVISION IN BLOCK 4002 OF THE CITY OF ST. LOUIS, MISSOURI ACCORDING TO THE PLAT THEREOF RECORDED IN BOOK 04152016, PAGE 0317 OF THE RECORDS OF THE CITY OF ST. LOUIS, MISSOURI.

EXHIBIT A-2

Encore Land Description

PARCEL NO. 1:

LOT 8A-2 OF THE RESUBDIVISION OF LOT 8A OF THE RESUBDIVISION OF LOT 8 OF THE

HIGHLANDS AT FOREST PARK, AND IN BLOCK 4002 OF THE CITY OF ST. LOUIS, MISSOURI, ACCORDING TO THE PLAT THEREOF RECORDED IN PLAT BOOK 03072012 PAGE 0106 OF THE ST. LOUIS CITY RECORDS.

PARCEL NO. 2:

NON-EXCLUSIVE EASEMENTS FOR INGRESS AND EGRESS CREATED AND ESTABLISHED BY THE INDENTURE OF COVENANTS AND RESTRICTIONS DATED MARCH 171H, 2000 AND RECORDED ON MARCH 24TH, 2000 IN BOOK 1624M PAGE 1970 AND BY THE PLAT RECORDED ON MARCH 21ST, 2000 IN PLAT BOOK 74 PAGE 15, OVER THE PRIVATE STREETS LOCATED WITHIN SAID SUBDIVISIONS OF THE HIGHLANDS AT FOREST PARK

PARCEL NO. 3:

NON-EXCLUSIVE EASEMENT FOR PURPOSES OF PEDESTRIAN AND VEHICULAR ACCESS, INGRESS AND EGRESS CREATED BY THE DRIVEWAY CONSTRUCTION, MAINTENANCE AND EASEMENT AGREEMENT DATED DECEMBER 28TH, 2006 AND RECORDED ON DECEMBER 29TH, 2006 IN BOOK 12292006 PAGE 0303, BY THE INSTRUMENT DATED DECEMBER 29TH, 2006 RECORDED ON JANUARY 11TH, 2007 IN BOOK 01112007 PAGE 0025, OVER A DRIVEWAY LOCATED ON PORTIONS OF THE FOLLOWING DESCRIBED PROPERTIES TO-WIT:

LOT 8B OF THE RESUBDIVISION OF LOT 8 OF THE RESUBDIVISION OF LOT 5B OF THE RESUBDIVISION OF LOT 4 AND 5 OF HIGHLANDS AT FOREST PARK, A SUBDIVISION ACCORDING TO THE PLAT THEREOF RECORDED IN PLAT BOOK 12052006 PAGE 0185 OF THE ST. LOUIS CITY RECORDS, AND BEING LOCATED IN PART OF BLOCK 4002 OF THE CITY OF ST. LOUIS, MISSOURI.

PARCEL NO. 4:

NON-EXCLUSIVE EASEMENT FOR A PERPETUAL EASEMENT FOR PEDESTRIAN AND VEHICULAR ACCESS, INGRESS AND EGRESS PURPOSES CREATED BY THE DRIVEWAY MAINTENANCE AND EASEMENT AGREEMENT DATED MAY 4TH, 2016 AND RECORDED MAY 5TH, 2016, IN BOOK 05052016 PAGE 0093, IN AND TO THAT PORTION OF THE FOLLOWING DESCRIBED PROPERTY TO-WIT:

LOT 8A-1 OF THE RESUBDIVISION OF LOT 8A OF THE RESUBDIVISION OF THE RESUBDIVISION OF LOT 8 OF THE HIGHLANDS AT FOREST PARK, AND IN BLOCK 4002 OF THE CITY OF ST. LOUIS, MISSOURI ACCORDING TO THE PLAT THEREOF RECORDED IN PLAT BOOK 03072012 PAGE 0106 OF THE ST. LOUIS CITY RECORDS.

EXHIBIT B-1

Cortona Personal Property

Description
Dell Optiplex 3050 & Monitors
IPads
Sophos Network Security Firewall
UpBeat-trash containers
Brunswick Pool Table
Shuffleboard Table
Ping Pong Table
Ace Side Chairs
Bean Shaped Chairs
Bean Shaped Sofa
Ottomans
Curved Banquette
Throw Pillows
Chair
Custom Steel & Wood Planter
Cocktail Table
Dining Tables
Communal Table
Table Stool
Bistro Table
Floor Lamp
Bar Stool
Counter Stool
Leather Seat
Counter Stools
Lounge Chairs
AV System
Fitness Room Equipment
Rugs
Surveillance System
Stools
Bike Rack
Lobby Furniture
Trash Cans
Model Furniture
File Cabinets, chairs, bookcases
Tables, Stools, Chairs, Umbrellas
Tables

Dining table & chairs
Palm Trees
Model Furniture
Pool Deck Furniture
Fiyness Room Mirrors
File Cabinets, chairs, bookcases
Interior Unit Signs
Planters 3 Piece Outdoor Dining Set 3 Piece Outdoor Dining Set

2

EXHIBIT B-2

Encore Personal Property

Office
2	Computer towers & accessories
4	Computer monitor
5	File cabinets
2	Storage towers
3	Phones
2	Office desk
4	Small storage organizers
5	Office chairs
1	Check scanner

Lobby
2	Shopping Carts
1	Dell computer
1	Computer chair
6	Brown clothe chairs
4	Brown smooth chairs
33	Green bar stools
2	Cherry high top tables
5	White tables
12	Green chairs
6	Coffee tables
8	Yellow ottomans
2	Grey sofas
3	White high top tables
1	Pool table
1	Shuffle board
2	TV
10	Small side tables
4	Standing lamps

Fitness center
3	Spin bikes
3	Elliptical
2	Stationary bike
3	Treadmill
28	Dumbells
1	Stair climber
2	Bench

	3	Exercise ball
	1	Punching bag
	3	Jump box
	1	Squat rack
	15	Weight plates
	10	Kettle bells/medicine balls

North Courtyard
	1	Grill
	1	Fire pit
	4	Fire pit chairs
	2	Fire pit side tables
	1	White loveseat
	2	White chairs
	1	Coffee table
	3	Table
	12	Chairs
	1	Hanging hammock
	11	Pillows and cushions
	1	Trash can

Pool Courtyard
	11	L shaped lounge seats
	23	L shaped lounge cushions
	2	Grills
	5	Trash can
	12	Short lounges
App. 30		Full lounges
Apprx. 4		Orange water lounges
	16	Cabana cushions
	2	Fire pit
	18	Long fire pit chairs
	16	Long fire pit chair cushions
	4	Outdoor umbrellas
	5	Tables
	20	Chairs
	2	End tables
	3	High top tables
	18	High top chairs
	4	Look out balcony hanging hammocks
	4	Look out balcony chair sets

2

EXHIBIT C

Intentionally Omitted

EXHIBIT D-1

Cortona Rent Roll

[***]

EXHIBIT D-2

Encore Rent Roll

[***]

EXHIBIT E

List of Service Contracts

Cortona Service Contracts:

1.	Able Services
2.	ApartmentList
3.	Apartments.com
4.	Aramark
5.	Canva
6.	Charter
7.	Clean Uniform
8.	Clix
9.	DJM Ecological Services Inc.
10.	Eco Fit
11.	Gardawold
12.	Go Daddy
13.	Google PPC
14.	Inspire WIFI
15.	Jet Pack
16.	KONE
17.	Konica Minolta Premier
18.	Konica Minolta Business
19.	Media Temple
20.	Sotel/Nuso
21.	Package Concierge
22.	Presto X Pest Control
23.	Print With me
24.	Rent Path
25.	Republic Services and Waste Management.
26.	Scrubby Dutchmen
27.	Shred It
28.	Simplex Grinnell / Johnson Controls
29.	Westport Pools
30.	Yelp

Encore Service Contracts:

1.	Able Services
2.	Ambius
3.	ApartmentList
4.	Apartments.com
5.	Aramark
6.	Broadcast Music Inc
7.	Canva
8.	Charter
9.	Clean Uniform

10.	Clix
11.	DJM Ecological Services Inc.
12.	Eco Fit
13.	Gardawold
14.	Go Daddy
15.	Google PPC
16.	Jetpack
17.	KONE
18.	Konica Minolta Premier
19.	Konica Minolta Business
20.	Media Temple
21.	Sotel/Nuso
22.	Package Concierge
23.	Presto X Pest Control
24.	Print With me
25.	Rent Path
26.	Scrubby Dutchmen
27.	Shred It
28.	Simplex Grinnell / Johnson Controls
29.	Waste Management
30.	Westport Pools
31.	Yelp
32.	Zillow

EXHIBIT E-1

List of Cortona Mandatory Contracts

None.

EXHIBIT E-2

List of Encore Mandatory Contracts

1.	Contract with Holland Construction Services, Inc. to correct leaking balcony ceilings at no cost.

EXHIBIT F

Form of Owners Declaration

OWNER’S DECLARATION

WHEREAS, [___________] (the “Company”) is about to issue its title insurance policy or policies upon the parcels of real estate located in Irvine, California (the “Property”), and more particularly described in its [Preliminary Report order number [___________]];

NOW THEREFORE, in consideration of the issuance of said title insurance policy or policies and other good and valuable consideration, the undersigned declares, covenants and agrees as follows:

1.	The undersigned is [________] (“Declarant”), the owner of the Property.

2.	The only leases which affect the Property are set forth in Exhibit A. The Leases do not contain any right of first refusal or option to purchase in favor of the lessees with respect to the Property.

3.

To Declarant’s actual knowledge, during the period of [__ (__) months] immediately preceding the date of this declaration there were no works of improvement authorized by Declarant performed on the Property except as set forth on Exhibit B.

4.	That this declaration is made with the intention that the Company and its policy issuing agents will rely upon it in issuing their title insurance policies and endorsements.[1]

5.

If the Company agrees to issue its policies of title insurance “on a gap”, Declarant agrees to promptly defend, remove, bond or otherwise dispose of any encumbrance or lien (together, “objection(s) to title”) which may arise or be filed as a direct or indirect result of the Declarant’s actions against the above-referenced property during the period of time between January [__], 2021 and the date of recording of all closing instruments (such period, the “Indemnified Period”), and to hold harmless and indemnify Company against all expenses, costs and reasonable attorneys’ fees which may arise out of its failure to remove, bond or otherwise dispose of any said objection(s) to title to the extent that such objection(s) to title are a direct or indirect result of actions undertaken by the undersigned. Company agrees to record the closing instruments as soon as reasonably possible after January 27, 2021 (the “Closing”). This Section 5 shall survive for a period of six (6) months from and after the Closing with respect to any claims that (i) Company has against the undersigned pursuant to the terms hereof, and (ii) arose or were filed during the Indemnified Period.

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NTD: In the event the Declaration Estoppels contemplated in Section 3.3.7 of the Contract are not delivered prior to Closing, the following Paragraph 6 shall be added hereto: “With respect to that certain Indenture of Covenants and Restrictions for the Highlands at Forest Park recorded on March 21, 2000 (as amended, the “Declaration”), to Declarant’s actual knowledge as of the date hereof, there are no present material violations by Declarant of said covenants, conditions and restrictions that remain uncured.

Whenever the phrase “to Declarant’s actual knowledge” or the “knowledge” of Declarant or words of similar import are used, they shall be deemed to mean and are limited to the current actual knowledge only of (and not the not constructive or imputed knowledge of) Robert Coulman, without any duty on his part to inquire or investigate with respect to the subject matter of such representation or warranty.

[Signature page follows.]

Dated: _________, 2021.

Declarant:

[____________]

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EXHIBIT G

Form of Deed

[CONFORM TO STATE REQUIREMENTS]

Recorded at the Request of and When Recorded Return to:

(Space Above for Recorder’s Use)

SPECIAL WARRANTY DEED

THIS DEED, dated the____ day of_______________, 2021, WITNESSETH that ______________________________________________, Grantor, whose mailing address is ________________________________________ for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) AND OTHER VALUABLE CONSIDERATIONS does by these presents, BARGAIN AND SELL, Convey and Confirm unto ______________________________, whose mailing address is __________________________________________________, Grantee, his/her/their/its heirs, successors and assigns, the following described land situate in _________ County, __________________, to wit:

SEE EXHIBIT “A” ATTACHED HERETO.

Subject to easements, reservations, restrictions, and covenants, if any of record.

TO HAVE AND TO HOLD the premises aforesaid, with all and singular rights, privileges, appurtenances and immunities thereto belonging or in anywise appearing unto said Grantee, and unto his/her/their/ its heirs, successors and assigns forever; said Grantor hereby covenanting that the said premises are free and clear from any encumbrance done or suffered by it; and that it will warrant and defend the title to said premises unto said Grantee and unto his/her/their heirs, successors and assigns forever, against the lawful claims and demands of all persons claiming under Grantor but none other.

IN WITNESS WHEREOF, said Grantor(s) has/have hereunto set his/her/their/its hand(s) this ____ day of __________________, 2021.

GRANTOR:

By:
Its:

STATE OF ____________________

COUNTY OF __________________

On this ______ day of _______________ in the year _______________ before me, a Notary Public, in and for said state personally appeared, _____________________________, _____________________ of _________________________________, known to me to be the person(s) who executed the instrument within and who duly acknowledged execution of the same on behalf of said _____________________________. In witness whereof, I hereunto set my hand and official seal.

Notary Public

My Commission Expires: _________________

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GRANTEE:

By:
Its:

STATE OF ____________________

COUNTY OF __________________

On this ______ day of _______________ in the year _______________ before me, a Notary Public, in and for said state personally appeared, _____________________________, _____________________ of _________________________________, known to me to be the person(s) who executed the instrument within and who duly acknowledged execution of the same on behalf of said _____________________________. In witness whereof, I hereunto set my hand and official seal.

Notary Public

My Commission Expires: _________________

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EXHIBIT “A”

Legal Description

EXHIBIT H

ASSIGNMENT OF TENANT LEASES

THIS ASSIGNMENT OF TENANT LEASES (this “Assignment”) is made as of _____________, 20____, by and between _____________________ (“Assignor”), and __________________________________ (“Assignee”).

EXPLANATORY STATEMENT

A. Assignor is the owner of the property commonly known as ____________, located at ____________ (“Property”).

B. Pursuant to a Contract of Sale (“Contract”) dated _____________, 20__ between Assignor and Assignee, Assignee has contracted to purchase the Property from Assignor.

C. By Special Warranty Deed of even date herewith, Assignor has conveyed the Property to Assignee.

D. Assignor is a party under the [INSERT APPLICABLE PROPERTY] Tenant Leases (as defined in the Contract), a list of which is attached hereto as part hereof as Rider 1 in the form of the rent roll delivered by Assignor to Assignee at Closing (as defined in the Contract).

E. Assignor desires to assign, transfer, sell, and convey unto Assignee, and to confirm the Assignment, transfer, sale, and conveyance, unto Assignee of all of Assignor’s right, title, and interest in, to, and under the [INSERT APPLICABLE PROPERTY] Tenant Leases.

NOW, THEREFORE, in consideration of the foregoing Explanatory Statement, the covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Explanatory Statement. The Explanatory Statement portion of this Assignment forms an integral part of this Assignment and is hereby incorporated by reference. Initially capitalized terms used in this Assignment has the meaning ascribed to them in the Contract unless the context otherwise requires.

2. Assignment of Tenant Leases. Assignor does hereby assign, transfer, sell, and convey unto Assignee and does hereby confirm the Assignment, transfer, sale, and conveyance unto Assignee of all of Assignor’s right, title, and interest in, to, and under the [INSERT APPLICABLE PROPERTY] Tenant Leases.

3. Assumption of Tenant Leases. By execution hereof, Assignee does hereby assume and agree to perform all duties, obligations, and responsibilities of landlord under the [INSERT APPLICABLE PROPERTY] Tenant Leases accruing from and after the date hereof.

4. Indemnification By Assignor. Assignor does hereby agree to defend, indemnify, and hold Assignee harmless from and against any and all causes, claims, demands, losses, liabilities, costs, damages, expenses, and fees (including, but not limited to, reasonable attorneys’ fees) incurred or suffered by Assignee as a result of Assignor’s failure to perform any or all of Assignor’s obligations as landlord under the [INSERT APPLICABLE PROPERTY] Tenant Leases accruing prior to the date of this Assignment; provided that, the parties acknowledge and agree that the foregoing indemnification shall be subject to the Survival Period as defined and set forth in Section 7.2.2 of the Contract and the limitations on liability set forth in Section 7.2.4 of the Contract.

5. Indemnification By Assignee. Assignee does hereby agree to defend, indemnify, and hold Assignor harmless from and against any and all causes, claims, demands, losses, liabilities, costs, damages, expenses, and fees (including, but not limited to, reasonable attorneys’ fees) incurred or suffered by Assignor as a result of Assignee’s failure to perform any or all of Assignee’s obligations as landlord under the [INSERT APPLICABLE PROPERTY] Tenant Leases accruing from and after the date hereof.

6. Binding Effect. This Assignment shall be binding on and inure to the benefit of the parties hereto, and their respective successors and assigns.

7. Governing Law. This Assignment shall be construed, interpreted and enforced in accordance with Missouri law, without regard to principles of conflict of laws.

8. Rules of Construction. The following rules shall apply to the construction and interpretation of this Assignment: (a) singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter, (b) all references in this Assignment to particular sections are references to sections of this Assignment, (c) the headings contained in this Assignment are solely for convenience of reference and shall not constitute a part of this Assignment nor shall they affect its meaning, construction, or effect, and (d) each party and its counsel have reviewed and revised (or requested revisions of) this Assignment, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Assignment or any exhibits hereto or amendments hereof.

9. Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

10. No Partnership. Nothing in this Assignment shall be deemed in any way to create between the parties hereto any relationship of partnership, joint venture, or association, and the parties hereto hereby disclaim the existence of any such relationship.

11. Severability. If any provision of this Assignment, or the application thereof to any person or circumstances, shall, for any reason and to any extent, be or become invalid or unenforceable, the remainder of this Assignment and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent possible.

12. No Amendment. Nothing in this Assignment modifies or affects, or is intended to modify or affect, any provision of the Contract.

13. Attorneys’ Fees. Should either party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Assignment, or to recover damages for breach of this Assignment, the non-prevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) agrees to pay to the prevailing party all reasonable costs, damages and expenses, including attorney’s fees, expended or incurred in connection therewith, both at trial and on appeal or petition for review.

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14. JURY TRIAL WAIVER. THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY, AND IRREVOCABLY WAIVE THEIR RIGHT TO A TRIAL BY JURY AND AGREE THAT ANY CLAIM, COUNTERCLAIM OR OTHER DISPUTE HEREUNDER SHALL BE DECIDED SOLELY BY A JUDGE (WITHOUT THE USE OF A JURY) SITTING IN A COURT OF COMPETENT JURISDICTION. THIS JURY TRIAL WAIVER PROVISION SHALL SURVIVE THE CLOSING AND THE TERMINATION OF THIS ASSIGNMENT.

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment as of the day and year first above written.

ASSIGNOR:

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

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RIDER 1 TO EXHIBIT H

Tenant Leases

(Rent Roll)

EXHIBIT I

ASSIGNMENT OF SURVIVING SERVICE

CONTRACTS AND OTHER INTERESTS

THIS ASSIGNMENT OF SURVIVING SERVICE CONTRACTS AND OTHER INTERESTS (this “Assignment”) is made as of _______________, 20__, by and between _____________________________ (“Assignor”), and _______________________ (“Assignee”).

EXPLANATORY STATEMENT

A. Assignor is the owner of the property commonly known as ____________, located at ____________ (“Property”).

B. Pursuant to a Contract of Sale (“Contract”) dated ___________, 20____ between Assignor and Assignee, Assignee has contracted to purchase the Property from Assignor.

C. By Special Warranty Deed of even date herewith, Assignor has conveyed the Property to Assignee.

D. Assignor is a party under the [INSERT APPLICABLE PROPERTY] Surviving Service Contracts, a list of which [INSERT APPLICABLE PROPERTY] Surviving Service Contracts is attached hereto as part hereof as Rider 1.

E. Assignor desires to assign, transfer, sell, and convey unto Assignee, and to confirm the Assignment, transfer, sale, and conveyance, unto Assignee of all of Assignor’s right, title, and interest in, to, and under the [INSERT APPLICABLE PROPERTY] Surviving Service Contracts and the [INSERT APPLICABLE PROPERTY] Other Interests, but only to the extent the [INSERT APPLICABLE PROPERTY] Surviving Service Contracts and the [INSERT APPLICABLE PROPERTY] Other Interests are assignable.

NOW, THEREFORE, in consideration of the foregoing Explanatory Statement, the covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Explanatory Statement. The Explanatory Statement portion of this Assignment forms an integral part of this Assignment and is hereby incorporated by reference. Initially capitalized terms used in this Assignment has the meaning ascribed to them in the Contract unless the context otherwise requires.

2. Assignment. Assignor does hereby assign, transfer, sell, and convey unto Assignee and does hereby confirm the Assignment, transfer, sale, and conveyance unto Assignee of all of Assignor’s right, title, and interest in, to, and under the [INSERT APPLICABLE PROPERTY] Surviving Service Contracts and the [INSERT APPLICABLE PROPERTY] Other Interests, but only to the extent that the [INSERT APPLICABLE PROPERTY] Surviving Service Contracts and the [INSERT APPLICABLE PROPERTY] Other Interests are assignable. Assignor, however, does not assign, and shall not be deemed to have assigned, any right, title, and interest it may have in and to any insurance policies relating to Assignor or the Property, or both.

3. Assumption. By execution hereof, Assignee does hereby assume and agree to perform all duties, obligations, and responsibilities of Assignor under the [INSERT APPLICABLE PROPERTY] Surviving Service Contracts and the [INSERT APPLICABLE PROPERTY] Other Interests accruing from and after the date of this Assignment.

4. Indemnification By Assignee. Assignee does hereby agree to defend, indemnify, and hold Assignor harmless from and against any and all causes, claims, demands, losses, liabilities, costs, damages, expenses, and fees (including, but not limited to, reasonable attorneys’ fees) incurred or suffered by Assignor as a result of Assignee’s failure to perform any or all of Assignee’s obligations under the [INSERT APPLICABLE PROPERTY] Surviving Service Contracts and the [INSERT APPLICABLE PROPERTY] Other Interests accruing from and after the date of this Assignment.

5. Indemnification By Assignor. Assignor does hereby agree to defend, indemnify, and hold Assignee harmless from and against any and all causes, claims, demands, losses, liabilities, costs, damages, expenses, and fees (including, but not limited to, reasonable attorneys’ fees) incurred or suffered by Assignee as a result of Assignor’s failure to perform any or all of Assignee’s obligations under the [INSERT APPLICABLE PROPERTY] Surviving Service Contracts and the [INSERT APPLICABLE PROPERTY] Other Interests accruing prior to the date of this Assignment; provided that, the parties acknowledge and agree that the foregoing indemnification shall be subject to the Survival Period as defined and set forth in Section 7.2.2 of the Contract and the limitations on liability set forth in Section 7.2.4 of the Contract.

6. Binding Effect. This Assignment shall be binding on and inure to the benefit of the parties hereto, and their respective successors and assigns.

7. Governing Law. This Assignment shall be construed, interpreted and enforced in accordance with Missouri law, without regard to principles of conflict of laws.

8. Rules of Construction. The following rules shall apply to the construction and interpretation of this Assignment: (a) singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter, (b) all references in this Assignment to particular sections are references to sections of this Assignment, (c) the headings contained in this Assignment are solely for convenience of reference and shall not constitute a part of this Assignment nor shall they affect its meaning, construction, or effect, and (d) each party and its counsel have reviewed and revised (or requested revisions of) this Assignment, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Assignment or any exhibits hereto or amendments hereof.

9. Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

10. No Partnership. Nothing in this Assignment shall be deemed in any way to create between the parties hereto any relationship of partnership, joint venture, or association, and the parties hereto hereby disclaim the existence of any such relationship.

11. Severability. If any provision of this Assignment, or the application thereof to any person or circumstances, shall, for any reason and to any extent, be or become invalid or unenforceable, the remainder of this Assignment and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent possible.

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12. Release. Nothing in this Assignment modifies or affects, or is intended to modify or affect, any provision of the Contract.

13. Attorneys’ Fees. Should either party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Assignment, or to recover damages for breach of this Assignment, the non-prevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) agrees to pay to the prevailing party all reasonable costs, damages and expenses, including attorney’s fees, expended or incurred in connection therewith, both at trial and on appeal or petition for review.

14. JURY TRIAL WAIVER. THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY, AND IRREVOCABLY WAIVE THEIR RIGHT TO A TRIAL BY JURY AND AGREE THAT ANY CLAIM, COUNTERCLAIM OR OTHER DISPUTE HEREUNDER SHALL BE DECIDED SOLELY BY A JUDGE (WITHOUT THE USE OF A JURY) SITTING IN A COURT OF COMPETENT JURISDICTION. THIS JURY TRIAL WAIVER PROVISION SHALL SURVIVE THE CLOSING AND THE TERMINATION OF THIS ASSIGNMENT.

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment as of the day and year first above written.

ASSIGNOR:

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

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RIDER 1 TO EXHIBIT I

List Of Surviving Service Contracts

EXHIBIT J

Form of Bill of Sale

This BILL OF SALE (this “Bill of Sale”) is made and entered into as of the ____ day of ________, 20__, by and between ______________________________________________ (“Seller”), in favor of ______________________________________________ (“Buyer”).

AGREEMENTS

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1. Seller hereby sells, transfers, assigns, and conveys to Buyer all [INSERT APPLICABLE PROPERTY] Personal Property owned by Seller, if any, and used for the occupation or operation of all or any part of the [INSERT APPLICABLE PROPERTY] Land or the [INSERT APPLICABLE PROPERTY] Improvements or both, together with (to the extent not constituting a portion of the [INSERT APPLICABLE PROPERTY] Land and [INSERT APPLICABLE PROPERTY] Improvements) all fixtures, furniture, furnishings, carpeting, draperies, fittings, equipment, machinery, apparatus, building materials, appliances and articles, including, but not limited to, all elevators, escalators, boilers, furnaces, heating, ventilating and air-conditioning systems, office furnishings and equipment, building drawings, plans and specifications, building materials and wall partitions, sprinkler and well systems, sewerage systems, electrical equipment, fire prevention and extinguishing apparatus, engineering, maintenance and housekeeping supplies and materials, mowers and edgers and other lawn maintenance equipment and supplies, and other supplies of all kinds used for the maintenance and operation of the [INSERT APPLICABLE PROPERTY] Property and located on the [INSERT APPLICABLE PROPERTY] Land (collectively, the “Conveyed Property”).

2. Except as set forth in this Bill of Sale or in that certain Contract of Sale by and between Seller, as Seller, and Buyer, as purchaser, dated January 12, 2021, (the “Contract”), the Conveyed Property is conveyed by Seller and accepted by Buyer AS IS, WHERE IS, AND WITHOUT ANY WARRANTIES OF WHATSOEVER NATURE, EXPRESS, IMPLIED, OR STATUTORY, IT BEING THE INTENTION OF SELLER AND BUYER EXPRESSLY TO NEGATE AND EXCLUDE ALL WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY CONVEYED HEREUNDER, OR BY ANY SAMPLE OR MODEL THEREOF, AND ALL OTHER WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW. Except to the extent that the Conveyed Property may have been assigned for collateral purposes, if at all, which collateral assignment shall be or has been released at Closing as set forth in the Contract, the Conveyed Property has not been assigned to any other person and is free and clear of all Liens.

3. All capitalized terms used but not defined herein have the meanings ascribed to them in the Contract.

IN WITNESS WHEREOF, this Bill of Sale is executed on the dates set forth below to be effective as of the date first above written.

SELLER:

By:
Name:
Title:

2

EXHIBIT K

CERTIFICATE OF NON-FOREIGN STATUS

(Pursuant to I.R.C. § 1445 and Treas. Reg. § 1.1445-2)

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”) provides that a transferee of a U.S. real property interest (“USRPI”) must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445 of the Code), the owner of a disregarded entity (which has legal title to a USRPI under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a USRPI by AFL-CIO BUILDING INVESTMENT TRUST (the “Transferor”), the undersigned hereby certifies the following:

1. __________________________, a Delaware limited liability company (“Grantor”) is a “disregarded entity” as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations issued under the Revenue Code and is wholly owned by Transferor;

2. Transferor is neither (A) a “foreign person” within the meaning of Sections 1445 and 7701 of the Revenue Code nor (B) a “disregarded entity” as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations issued under the Revenue Code. Transferor understands that this certification may be disclosed to the Internal Revenue Service by Grantee and that any false statement contained herein could be punished by fine, imprisonment, or both;

3. Transferor’s U.S. employer identification number is 52-6328901; and

4. Transferor’s office address is as follows:

AFL-CIO Building Investment Trust

c/o PNC Bank National Association Trustee

One East Pratt Street, Fifth Floor East C3-C411-5C

Baltimore, MD 21202

Attention: BIT Notice Recipient

Transferor understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

[Signature Next Page]

AFL-CIO BUILDING INVESTMENT TRUST

By:	PNC Bank, National Association, its trustee

By:
Name:
Its:

DATED: ____________, 20__

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EXHIBIT L

CONVERSION AND SALE RESTRICTIVE COVENANT

Recorded at the Request of and When Recorded
Return to:

CONVERSION AND SALE RESTRICTIVE COVENANT

THIS CONVERSION AND SALE RESTRICTIVE COVENANT (this “Restrictive Covenant”) is dated this ____ day of ____________, 20__ (the “Effective Date”) and is by and between ____________________, a ____________________ (“Seller”), and ____________________, a ____________________ (“Buyer”).

RECITALS

WHEREAS, Seller conveyed to Buyer the following, all of which is collectively referred to herein as the “Property”: (i) that certain real property more particularly described on Exhibit “A” attached hereto and incorporated herein by reference (the “Real Property”), which was conveyed to Buyer pursuant to that certain Special Warranty Deed dated as of even date herewith and recorded in the Official Records of ____________ County, ____________ (the “Official Records”) immediately preceding the recordation of this Restrictive Covenant; and (ii) the improvements located on the Real Property (the “Improvements”).

WHEREAS, Buyer’s agreement to restrict the use of the Property as set forth in this Restrictive Covenant is a material part of the bargained for consideration in connection with Seller’s conveyance of the Property to Buyer and but for Buyer’s agreement to restrict, and cause to be restricted, the use of the Property as set forth in this Restrictive Covenant, Seller would not have conveyed the Property to Buyer.

WHEREAS, the parties hereto desire to restrict the use of the Property on and subject to the terms and conditions set forth in this Restrictive Covenant and to provide notice to all persons of the restrictions set forth in this Restrictive Covenant.

NOW, THEREFORE, for the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Seller hereby discloses and informs Buyer and all subsequent owners of the Improvements, or any portion thereof, that the standards of construction and suitability of the Improvements for use as condominiums under a horizontal property regime, housing cooperative or other form of separate ownership as to the individual apartment units located on the Real Property, was not taken into consideration in the development, design and/or construction of the Improvements. Due consideration for any possible higher standards of construction and/or suitability of the apartment units for use as condominiums, or the subsequent conversion in any manner from multi-family apartment living to residential use as a condominium, housing cooperative or other horizontal property regime or form of separate ownership, shall not be deemed expressed or implied in any manner by Seller or its developers, contractors, consultants, engineers and/or architects who designed and constructed the Improvements, including but not limited to, the apartment units and other amenities located on the Real Property and said parties have made no warranty, promise, representation, covenant or guarantee of any kind or character whatsoever, either express or implied, oral or written concerning the suitability, manner or standard of construction or appropriateness of the Improvements for utilization in said manner.

2. Buyer agrees that it shall be restricted from, and shall not permit or acquiesce in, the conversion, use, sale or advertisement of all or any portion of the Improvements as (i) a condominium or any other form of separate ownership as to the individual units within the Improvements or of any document providing for the conversion of the Property to a form of condominium ownership under any state or local statute or ordinance or (ii) a cooperative housing corporation, community apartment property or stock corporation. For the avoidance of doubt, “conversion” shall mean the filing or recording of any document providing for the conversion of the Property to a form of condominium ownership under any state or local statute or ordinance. Buyer hereby covenants to include a reference to the requirements and restrictions contained in this Restrictive Covenant in any documents transferring any interest in the Property to another person to the end that such transferee has notice of, and is bound by, the requirements and restrictions hereof. This Restrictive Covenant will run with ownership of the Improvements and will bind all current and successive owners of the Improvements or any portion thereof or any person having any interest in the Improvements, and will burden the Improvements and all portions of the Improvements.

3. Buyer acknowledges and agrees that in the event of a breach or threat of a breach of this Restrictive Covenant, the Indemnified Parties’ (as defined below) remedies at law will be inadequate and, in any such event, the Indemnified Parties will be entitled to an injunction to prevent any breach or threatened breach of this Restrictive Covenant in addition to all other available legal and equitable rights and remedies.

4. In the event any of the provisions of Section 2 hereof are breached, the then current fee owner of the Real Property (“Indemnitor”), shall indemnify, defend and hold harmless the Seller and its successors and assigns, and their respective members, shareholders, officers, directors, trustees, current and former affiliates, contractors, parents, subsidiaries, shareholders, managers, beneficiaries, employees and agents, including but not limited to PNC Realty Investors, Inc., PNC Bank, N.A., and the AFL-CIO Building Investment Trust (collectively, the “Indemnified Parties”) from any and all demands, claims, including claims for personal injury, property damage or death, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever, whether in tort, contract or otherwise (including, without limitation, court costs and attorneys’ fees and disbursements) arising out of, or in any way relating to any breach by Buyer of the provisions of Section 2. Indemnitor shall at all times consent to the right of Indemnified Parties to approve and appoint defense counsel and to participate in or assume the defense of any claim, at Indemnitor’s sole cost.

5. The Indemnified Parties will be entitled to recover all of their respective costs and expenses, including attorney’s fees, expended in the enforcement of this Restrictive Covenant and the other terms of this Restrictive Covenant, irrespective of whether or not litigation is actually commenced.

6. Buyer and Seller hereby subject the Property to the covenants, reservations and restrictions set forth in this Restrictive Covenant and hereby declare their express intent that the covenants, reservations and restrictions set forth herein shall be deemed covenants running with the land and shall pass to and be binding upon the Buyer’s successors in title to the Property. So long as no claim is made under Sections 3, 4 or 5 and is then outstanding, this Restrictive Covenant automatically shall terminate and be of no further force or effect on [____________, 20__] [NTD: To insert Date which is ten (10) years from date of CO for Cortona and Encore, as applicable.]

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7. If this Restrictive Covenant or its application to any particular circumstances is ever determined by any court of competent jurisdiction to be less than fully enforceable, then the terms of this Restrictive Covenant shall be automatically deemed to be modified to the minimum extent necessary to make this Restrictive Covenant or its application to the particular circumstances at issue fully enforceable. No waiver or modification of this Restrictive Covenant shall be valid or enforceable unless the waiver or modification is set forth in a written instrument that is properly executed and acknowledged by Seller on behalf of the Indemnified Parties and properly recorded in the Official Records of ____________ County, ____________.

8. Time is of the essence of this Restrictive Covenant.

9. This Restrictive Covenant will inure to the benefit of and be enforceable by Seller and the other Indemnified Parties.

10. Buyer acknowledges and represents to Seller that it has been represented by legal counsel in the drafting and review of this Restrictive Covenant and that this Restrictive Covenant is reasonable.

11. Notwithstanding anything contained in this Restrictive Covenant to the contrary, recourse under this Restrictive Covenant shall only be against the then current fee owner of the Real Property at the time of a breach hereof. Neither Buyer, nor any successor-in-interest to Buyer, shall have any liability or further responsibility whatsoever under this Restrictive Covenant nor be held liable or responsible in any way hereunder for any breach of this Restrictive Covenant first occurring by any subsequent fee owner of the Real Property.

12. This Restrictive Covenant may be executed and delivered in any number of identical counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

[Signatures appear on the following page.]

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IN WITNESS WHEREOF, the undersigned hereby duly execute and deliver this Restrictive Covenant as of the Effective Date.

SELLER:

By:
Name:
Title:

State of	)
	)	to wit:
County of	)

This instrument was acknowledged before me on ____________, 20__, by ____________________, as ____________________ of ____________________.

Given under my hand and seal this ____ day of ________________, 20__.

                                                         _____________________

My Commission Expires

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IN WITNESS WHEREOF, the undersigned hereby duly execute and deliver this Restrictive Covenant as of the Effective Date.

BUYER:

By:
Name:
Title:

State of	)
	)	to wit:
County of	)

This instrument was acknowledged before me on ____________, 20__, by ____________________, as ____________________ of ____________________.

Given under my hand and seal this ____ day of ________________, 20__.

                                                                              ________________________

                                                     My Commission Expires

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Exhibit A

Legal Description of the Real Property

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EXHIBIT M

FORM OF DECLARATION ESTOPPEL

ESTOPPEL CERTIFICATE

Invesco Advisers, Inc.

2001 Ross Avenue, Suite 3400

Dallas, Texas 75201

Re:

[DESCRIPTION OF PROPERTY], as legally described on Exhibit A attached hereto (the “Property”), and that certain Indenture of Covenants and Restrictions for The Highlands at Forest Park City of St. Louis, Missouri recorded March 21, 2000 in Book 1624, Page 1970 of the City of St. Louis, Missouri Recorder of Deeds, as affected by that certain Clarification of Indenture of Covenants and Restrictions for The Highlands at Forest Park City of St. Louis, Missouri recorded December 29, 2000 in Book 1671, Page 4535 of the City of St. Louis, Missouri Recorder of Deeds, as affected by that certain Assignment of Developer Rights recorded October 6, 2004 in Book 10062004, Page 231 of the City of St. Louis, Missouri Recorder of Deeds, as amended by that certain First Amendment to Indenture of Covenants and Restrictions for The Highlands at Forest Park, City of St. Louis, Missouri recorded October 6, 2004 in Book 10062004, Page 232 of the City of St. Louis, Missouri Recorder of Deeds, as amended by that certain Second Amendment to Indenture of Covenants and Restrictions for The Highlands at Forest Park, City of St. Louis, Missouri recorded August 29, 2007 in Book 8292007, Page 206 of the City of St. Louis, Missouri Recorder of Deeds, and as affected by that certain Partial Assignment of Developer Rights recorded May 22, 2009 in Book 5222009, Page 141 of the City of St. Louis, Missouri Recorder of Deeds (collectively, the “Indenture”).

The undersigned, the Association under the referenced Indenture, hereby certifies and confirms to and agrees with Invesco Advisers, Inc., a Delaware corporation, and its successors and assigns (collectively, “Buyer”), and any lender of Buyer and/or Buyer’s successors and/or assigns and such lender’s successors and/or assigns (collectively, “Lenders”), as follows:

1. The Indenture is in full force and effect as of the date hereof and has not been modified, supplemented, or amended in any way. The current address for notices to the undersigned under the Indenture is:

2. There exists no default under, violation of, or failure to comply with the Indenture by the owner of the Property and no event has occurred that, with the giving of notice or the lapse of time, or both, would constitute a default under, violation of, or failure to comply with the Indenture by the owner of the Property.

3. All sums due under the Indenture, if any, have been paid in full to and including the date hereof.

4. The Property and all improvements thereon are in compliance with the Indenture and there is no violation under the Indenture with respect to the Property.

5. The undersigned does not have the right to approve purchasers of property within the Association, and neither the undersigned, nor any other property owners, have a right of first refusal to lease and/or purchase the Property.

6. As of the date hereof, the Board of Directors has not voted to approve an additional operating assessment or a specific assessment to be paid by the owners of Lots governed by the Association except as follows (if left blank, then deemed “None.”): _______________________________________

______________________________________________________________________________________________________________.

7. As of the date hereof, (i) the annual operating assessments due for the Property is $__________________________, (ii) the additional operating assessments due for the Property is $__________________________, and (iii) the specific assessments due for the Property is $__________________________. Assessments have been paid through _______________________.

8. The person signing this letter on behalf of undersigned is duly authorized to execute and deliver this certificate for and on behalf of undersigned.

The truth and accuracy of the certifications contained herein may be relied upon by Buyer, Commonwealth Land Title Insurance Company and Lenders, their successors, assigns and transferees (collectively, the “Reliance Parties”) and said certifications shall be binding upon the undersigned and its successors and assigns and inure to the benefit of the Reliance Parties.

[Signature page follows.]

[Signature Page to Estoppel Certificate]

ASSOCIATION:

THE HIGHLANDS AT FOREST PARK OWNERS ASSOCIATION, INC., a Missouri nonprofit corporation

By:
Name:
Title:

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

SCHEDULE 1

Buyer Approvals

None.